UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒         Definitive Proxy Statement

☐         Definitive Additional Materials

☐         Soliciting Material Pursuant to §240.14a-12

FARMERS NATIONAL BANC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒         No fee required.

☐         Fee paid previously with preliminary materials.

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

20 SOUTH BROAD STREET,

CANFIELD, OHIO 44406

March 16, 2026

To Our Shareholders:

You are cordially invited to the 2026 Annual Meeting of Shareholders of Farmers National Banc Corp. (“Farmers” or the “Company”) to be held on April 16, 2026 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/M554R27, where you will be able to vote electronically and submit questions during the meeting.

During the Annual Meeting, you will be asked to: (i) elect four Class I directors whose terms will expire at the Annual Meeting in 2029; (ii) consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; (iii) consider and vote upon a proposal to ratify the Audit Committee’s appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (iv) consider the adoption and approval of the Farmers National Banc Corp. 2026 Equity Incentive Plan.

Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are encouraged to participate in the live webcast of the Annual Meeting. However, it is important that your shares be represented regardless of whether you plan to participate in the live webcast of the Annual Meeting. In order to ensure that your shares are represented, I urge you to execute and return the enclosed proxy, or that you submit your proxy by telephone or Internet promptly.

Sincerely,

KEVIN J. HELMICK

President and Chief Executive Officer

FARMERS NATIONAL BANC CORP.

20 SOUTH BROAD STREET

CANFIELD, OHIO 44406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, April 16, 2026

The Annual Meeting of Shareholders of Farmers National Banc Corp. (“Farmers” or the “Company”) will be held on April 16, 2026 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/M554R27, where you will be able to vote electronically and submit questions during the meeting.

The 2026 Annual Meeting will be held for the following purposes:

1.       to elect four Class I directors to serve for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2029;

2.       to consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

3.       to consider and vote upon a proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.       to consider and vote upon a proposal to approve the adoption of the Farmers National Banc Corp. 2026 Equity Incentive Plan; and

5.       to transact such other business as may properly come before the meeting or any adjournments thereof. Farmers’ Board of Directors is not currently aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on February 25, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote during, the Annual Meeting. Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees included in Proposal Number 1 and “FOR” each of Proposal Numbers 2, 3, and 4.

By Order of the Board of Directors,

TROY ADAIR

Senior Executive Vice President, Chief Financial Officer and Secretary

Canfield, Ohio

March 16, 2026

FARMERS NATIONAL BANC CORP.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Farmers National Banc Corp., an Ohio corporation (“Farmers” or the “Company”), of the accompanying proxy to be voted during the 2026 Annual Meeting of Shareholders (the “Annual Meeting”), and during any adjournment or postponement thereof. The Annual Meeting will be held on April 16, 2026 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/M554R27, where you will be able to vote electronically and submit questions during the meeting. The mailing address of the principal executive offices of Farmers is 20 South Broad Street, Canfield, Ohio 44406; telephone number (330) 533-3341. This proxy statement, together with the related proxy and Farmers’ 2025 Annual Report to Shareholders (the “Annual Report”), are being mailed to the shareholders of the Company on or about March 16, 2026. This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on Thursday, April 16, 2026: This proxy statement, the Form 10-K for the year ended December 31, 2025 and the Annual Report to Shareholders are available at www.edocumentview.com/FMNB.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and Where will the Annual Meeting be Held?

The Annual Meeting will be held on Thursday, April 16, 2026 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/M554R27, where you will be able to vote electronically and submit questions during the meeting. To obtain more information regarding how to participate in the live webcast of the Annual Meeting, please contact Shareholder Relations at (330) 533-5127.

Why did I Receive these Proxy Materials?

You have received these proxy materials because the Board of Directors is soliciting a proxy to vote your Farmers common shares, without par value (“Common Shares”) during the Annual Meeting. This proxy statement contains information that Farmers is required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is intended to assist you in voting your Common Shares.

Who may Vote during the Annual Meeting?

The Board of Directors has set February 25, 2026 as the “record date” for the Annual Meeting. This means that only shareholders of record at the close of business on that date are entitled to notice of, and to vote during, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on the record date, there were 37,738,759 Common Shares issued and outstanding. Each Farmers shareholder is entitled to one vote for each Common Share standing in the shareholder’s name on the books of the Company on each matter to be voted upon during the Annual Meeting. There is no cumulative voting of our Common Shares.

What is the Difference between Holding Shares as a “Shareholder of Record” and as a “Beneficial Owner”?

If your Common Shares are registered directly in your name, you are considered the “shareholder of record” of those shares. Farmers has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your Common Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares and these proxy materials were forwarded to you by that organization. The organization holding your Common Shares is the shareholder of record for purposes of voting the shares during the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the Common Shares held in your account by following the voting instructions the organization provides to you.

How do I Vote?

Shareholders of record may vote on matters that are properly presented during the Annual Meeting in four ways:

•         By completing the accompanying proxy and returning it in the envelope provided;

•         By submitting your vote telephonically;

•         By submitting your vote electronically via the Internet before the meeting at www.envisionreports.com/FMNB; or

•         By submitting your vote electronically via the Internet during the meeting at https://meetnow.global/M554R27.

For the Annual Meeting, Farmers is offering shareholders of record the opportunity to vote their Common Shares electronically through the Internet or by telephone by following the procedures described on the enclosed proxy instead of submitting the enclosed proxy by mail. In order to vote via the Internet or by telephone, please have the enclosed proxy in hand, and go to the website listed on the proxy or call the number and follow the instructions. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholder instructions have been recorded properly. Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

If you hold your Common Shares in street name, you should follow the voting instructions provided to you by the organization that holds your Common Shares. If you plan to participate in the live webcast of the Annual Meeting, you will have the opportunity to vote electronically during the meeting. If you hold your Common Shares in street name and plan to attend the live webcast of the Annual Meeting, you must register in advance. If your Common Shares are held in the name of your broker, bank or other shareholder of record, you must have a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on February 25, 2026 in order to attend and vote during the live webcast of the Annual Meeting. Requests for registration must be sent to our transfer agent, Computershare, via email at legalproxy@computershare.com or by mail at Computershare, Farmers National Banc. Corp Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001 and include proof of your legal proxy issued by your broker, bank or other shareholder of record. Requests for registration must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Time, on April 13, 2026.

How will My Shares be Voted?

If you vote by mail, through the Internet, or by telephone, your Common Shares will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your Common Shares will be voted:

•      “FOR” election of the four Class I director nominees listed under “Proposal One — Election of Directors;”

•      “FOR” approval of the non-binding advisory resolution to approve the compensation of the Company’s named executive officers under “Proposal Two — Advisory Vote to Approve the Compensation of Named Executive Officers;” and

•      “FOR” ratification of the appointment of Crowe LLP as Farmers’ independent registered public accounting firm for the year ending December 31, 2026 under “Proposal Three — Ratification of Appointment of Independent Registered Public Accounting Firm.”

•      “FOR” the adoption and approval of the Company’s 2026 Equity Incentive Plan under “Proposal Four — Adoption and Approval of the Farmers National Banc Corp. 2026 Equity Incentive Plan.”

Voting of Shares held in Street Name – Broker Non-Votes

A “broker non-vote” occurs when a beneficial owner holds Common Shares in street name through a broker, bank, or other holder of record who is considered the registered shareholder with respect to those shares, and the beneficial owner does not provide the broker, bank, or other holder of record with instructions within the required timeframe before the Annual Meeting of Shareholders as to how to vote the shares on “non-routine” matters. Under New York Stock Exchange (NYSE) rules, your broker, bank, or other holder of record cannot vote your shares of common stock on non-routine matters unless it receives instructions from you as to how to vote.

NYSE determines which matters are routine or non-routine. Matters such as Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote to Approve the Compensation of Named Executive Officers), and Proposal 4 (Adoption and Approval of the Farmers National Banc Corp. 2026 Equity Incentive Plan) typically are considered by NYSE to be “non-routine” matters on which your broker, bank or other holder of record can vote your Common Shares only if it receives instructions from you. Matters such as Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm) typically are considered by NYSE to be a routine matter.

Your broker, bank or other holder of record will send you directions on how to instruct it to vote the shares of common stock you own beneficially.

Can Other Matters be Decided during the Annual Meeting?

On the date that this proxy statement was printed, Farmers was not aware of any matters to be raised during the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration during the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke or Change My Vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•      executing a later dated proxy with regard to the same Common Shares;

•      executing a later casted Internet or telephone vote with regard to the same Common Shares;

•      giving notice in writing to the Secretary at 20 South Broad Street, Canfield, Ohio 44406; or

•      submitting a later casted vote electronically via the Internet during the live webcast of the Annual Meeting at https://meetnow.global/M554R27.

If your Common Shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy during the live webcast of the Annual Meeting, you must have a legal proxy from the shareholder of record indicating that you were the beneficial owner of the Common Shares on February 25, 2026. Participating in the live webcast of the Annual Meeting will not, by itself, revoke your proxy.

Who Pays the Cost of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by Farmers. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of Farmers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Shares held of record by such persons, and Farmers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

How Many Common Shares Must be Represented at the Annual Meeting in Order to Constitute a Quorum?

The shareholders present in person (via the live webcast) or by proxy at the Annual Meeting representing not less than one-third of Farmers’ outstanding Common Shares shall constitute a quorum for the Annual Meeting. Consequently, at least 12,579,586 Common Shares must be represented at the Annual Meeting in person (via the live webcast) or by proxy in order to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. However, street name holders generally cannot vote their Common Shares directly and must instead instruct the broker, bank or other shareholder of record how to vote their Common Shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If a broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter.

What are the Voting Requirements to Elect the Directors and to Approve the Other Proposals Discussed in this Proxy Statement?

The vote required to approve each of the proposals that are scheduled to be presented during the Annual Meeting is described under the caption “Required Vote and Board Recommendation” within the description of each proposal.

Under Ohio law, Farmers’ Articles of Incorporation, as amended (“Articles”), and Farmers’ Amended Code of Regulations (“Regulations”), the nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each shareholder will be entitled to cast one vote for each Common Share owned and shareholders may not cumulate votes in the election of directors. Common Shares as to which the authority to vote is withheld are not counted toward the election of directors. However, the Board of Directors has adopted a “Majority Vote Withheld Policy” in the event that “Withhold Authority” has been indicated by a majority of the votes cast with respect to any director in an uncontested election. A summary of this policy is set forth under the caption “CORPORATE GOVERNANCE — Policies of the Board of Directors” in this proxy statement.

CORPORATE GOVERNANCE

The Board of Directors — Independence

The Board of Directors is currently comprised of 13 members, four of whom are nominees for re-election during the Annual Meeting. Additional information regarding the director nominees is set forth in “Proposal One — Election of Directors” in this proxy statement. The Board of Directors affirmatively determined that each of the directors listed below is an “independent director” under the rules of The NASDAQ Stock Market LLC (“NASDAQ”):

Gregory C. Bestic	Edward W. Muransky
Carl D. Culp	David Z. Paull
Kevin A. DiGeronimo	Gina A. Richardson
Neil J. Kaback	Andre Thornton
Frank J. Monaco	Nicholas Varischetti
Terry Moore	Michael C. Voinovich

The only director (or director nominee) of Farmers who has been determined by the Board of Directors not to be independent for calendar year 2026 under the NASDAQ rules is Kevin J. Helmick, the Company’s President and Chief Executive Officer. Mr. Helmick served only on the Executive Committee in 2025. Mr. Culp, the Company’s former Senior Executive Vice President and Chief Financial Officer who retired on August 15, 2021, served only on the Board Enterprise Risk Management Committee and the Executive Committee in 2025.

During 2025, certain current directors and executive officers of Farmers, and their associates, were customers of, and had banking transactions with, various subsidiaries of the Company, including Farmers’ subsidiary bank, The Farmers National Bank of Canfield (“Farmers Bank”). All relationships between any director or executive officer and Farmers or any of its subsidiaries were conducted in the ordinary course of business. Farmers encourages its directors and executive officers to maintain these relationships and expects that these transactions will continue in the future. All loans and loan commitments included in such transactions were made and will be made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Farmers; and (iii) without more than the normal risk of collectability or present other unfavorable features. After reviewing the details of these relationships, the Board of Directors has determined that such relationships do not interfere with the exercise of any director’s independent judgment in carrying out his or her responsibilities.

In assessing the independence of directors, the Board of Directors also considers the business relationships between Farmers and its directors or their affiliated businesses other than ordinary banking relationships, if any. Where such business relationships other than ordinary banking relationships exist, the Board of Directors evaluates the scope and nature of each business relationship. There were no such business relationships between Farmers and its directors or the directors’ affiliated companies that were so considered by the Board of Directors in 2025.

Certain Relationships and Related Transactions

Farmers’ Audit Committee is responsible for reviewing and approving, pursuant to the Company’s written policy, all related party transactions that are material to the Company’s consolidated financial statements or otherwise require disclosure under Item 404 of Regulation S-K. Extensions of credit by Farmers or any of its subsidiaries to “insiders” of the Company or its subsidiaries are also regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act. It is Farmers’ policy that any transactions with persons whom Regulation O defines as “insiders” (i.e., executive officers, directors, principal shareholders and their related interests) are engaged in the same manner as transactions conducted with all members of the public. Transactions are reviewed and approved by the Board of Directors either on a case-by-case basis (such as loans made by Farmers Bank to an insider) or, in the case of an ongoing relationship, at the outset of the relationship with periodic review. All loans outstanding to insiders of Farmers at any time since January 1, 2025: (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

Attendance at Meetings

The Board of Directors held 7 meetings during 2025. Each incumbent director attended at least 75% of the total of all meetings of the Board of Directors and any committees thereof on which such director served during the year. In accordance with Farmers’ Corporate Governance Guidelines (the “Corporate Governance Guidelines”), directors are expected to attend all meetings of the Board of Directors, although it is understood that, on occasion, a director may not be able to attend a meeting. Directors are encouraged to participate in the live webcast of the Annual Meeting. All of the current members of the Board of Directors except for Kevin A. DiGeronimo and Michael C. Voinovich, who were appointed effective March 2, 2026, in connection with Farmers’ acquisition with Middlefield Banc Corp., attended virtually the 2025 Annual Meeting of Shareholders held on April 17, 2025.

Board Leadership Structure and Role in Risk Oversight

Terry A. Moore is the current non-executive Chair of the Board of Directors. As Chair, Mr. Moore presides over meetings of the Board of Directors, serves as the primary liaison between the Board of Directors and executive management of Farmers, consults with and advises the Board of Directors and its committees on certain business and affairs of Farmers, and performs other responsibilities as may be assigned by the Board of Directors from time to time. Mr. Moore also serves as the Chair of the Executive Committee of the Board of Directors. Kevin J. Helmick, as President and Chief Executive Officer, is responsible both for overseeing Farmers’ day-to-day operations and for establishing and leading the execution of the Company’s long-term strategic objectives, subject to the overall direction and supervision of the Board of Directors and its committees. Farmers does not have a formal policy with respect to separation of the offices of Chair of the Board and Chief Executive Officer, as the Board of Directors believes that flexibility in appointing the Chair allows the Board of Directors to make a determination as to such position from time to time and in a manner that it believes is in the best interest of Farmers and its shareholders. The Board of Directors believes, however, that the current structure of appointing an independent non-executive Chair best serves Farmers because it allows Mr. Helmick to focus on managing the Company’s day-to-day business while allowing an independent director to lead the Board of Directors in its primary role of review and oversight of management. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to Farmers.

The role of the Board of Directors in Farmers’ risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The Board of Directors reviews these reports to enable it to understand and assess Farmers’ risk assessment, risk management and risk mitigation strategies. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board of Directors also have responsibility for risk management. In accordance with the Board Enterprise Risk Management Committee Charter, the Board Enterprise Risk Management Committee assists the Board of Directors in its oversight of management’s implementation and enforcement of Farmers’ policies, procedures and practices relating to: (i) the management of enterprise-wide risk; (ii) compliance with applicable laws and regulations and the maintenance of appropriate regulatory and economic capital and reserve levels; and (iii) the Company’s long-term strategic plans and initiatives. In addition, the Audit Committee assists the Board of Directors in overseeing and monitoring management’s conduct of Farmers’ financial reporting process and system of internal accounting and financial controls. Finally, the Compensation Committee oversees the management of risks relating to executive and non-executive compensation plans and arrangements. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee reports.

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and the following committees: (i) Audit Committee; (ii) Compensation Committee; (iii) Corporate Governance and Nominating Committee; (iv) Board Enterprise Risk Management Committee; and (v) Executive Committee. Each committee other than the Executive Committee meets on a regular basis and each committee reports their deliberations and actions to the full Board of Directors. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

The current composition of our standing committees is as follows:

	Audit	Board Enterprise Risk Management	Compensation	Corporate Governance and Nominating	Executive
Gregory C. Bestic	X*		X
Carl D. Culp		X*			X
Kevin A. DiGeronimo			X	X
Neil J. Kaback	X	X
Frank J. Monaco		X	X*
Terry A. Moore			X	X	X*
Edward W. Muransky		X		X*	X
David Z. Paull		X	X		X
Gina A. Richardson	X			X
Andre Thornton		X		X
Nicholas D. Varischetti	X			X
Michael C. Voinovich	X	X

*         Indicates Committee Chair

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting process of the Company. The Audit Committee also reviews, evaluates and approves all related party transactions. The Audit Committee members currently are Gregory C. Bestic (Chair), Neil J. Kaback, Gina A. Richardson, Nicholas D. Varischetti, and Michael C. Voinovich. The Board of Directors has determined that Mr. Bestic and Mr. Kaback each qualify as an “audit committee financial expert” in connection with their service on the Audit Committee. Specifically, the Board of Directors has determined that Mr. Bestic and Mr. Kaback each have all of the attributes listed in the definition of an “audit committee financial expert” set forth in the Instruction to Item 407(d)(5)(i) of Regulation S-K and in the NASDAQ listing requirements. Mr. Bestic acquired these attributes through education and experience as a certified public accountant and, specifically, as a Principal in Schroedel, Scullin & Bestic, LLC, a certified public accounting and strategic advisory firm located in Canfield, Ohio. Mr. Kaback acquired these attributes through education and experience as a certified public accountant and, specifically, as a Partner at Cohen & Company, in their Youngstown, Ohio office. All of the Audit Committee members are considered independent for purposes of NASDAQ listing requirements. The Audit Committee operates under a written charter, which is reviewed annually by the Audit Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. A copy of the current Audit Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Audit Committee held 5 meetings during 2025.

Compensation Committee

The Compensation Committee establishes policies and levels of reasonable compensation for the executive officers of the Company and generally administers the Company’s incentive compensation programs. The Compensation Committee members currently are Frank J. Monaco (Chair), Gregory C. Bestic, Terry A. Moore, David Z. Paull, and Kevin A. DiGeronimo. All members of the Compensation Committee are considered independent for purposes of NASDAQ listing requirements. The Compensation Committee operates under a written charter, which is reviewed annually by the Compensation Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. A copy of the current Compensation Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Compensation Committee held 4 meetings during 2025.

Pursuant to the terms of its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, the Compensation Committee may invite such members of management to its meetings, as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. In addition, the Compensation Committee may delegate to the Chief Executive Officer, or another executive designee, the authority to approve salary and other compensation for employees below the executive officer level in accordance with overall pools, policy guidelines and limits approved by the Committee. Pursuant to its charter, the Compensation Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board of Directors or management. Additional information regarding the Compensation Committee’s role is set forth in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s purpose is to: (i) identify and recommend individuals to the Board of Directors for nomination as members of the Board of Directors and its committees; (ii) promote effective corporate governance, including developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company; and (iii) lead the Board of Directors in its annual review of the Board’s performance and the performance of each of its committees. The members of the Corporate Governance and Nominating Committee currently are Edward W. Muransky (Chair), Terry A. Moore, Andre Thornton, Gina A. Richardson, Nicholas D. Varischetti, and Kevin A. DiGeronimo. All members of the Corporate Governance and Nominating Committee are independent for purposes of NASDAQ listing requirements. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee and the Corporate Governance Guidelines, both of which are reviewed annually by the Corporate Governance and Nominating Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. Copies of the Corporate Governance and Nominating Committee Charter and the Corporate Governance Guidelines are available on Farmers’ website at www.farmersbankgroup.com. The Corporate Governance and Nominating Committee held 4 meetings during 2025.

Board Enterprise Risk Management Committee

The Board Enterprise Risk Management Committee oversees management’s implementation and enforcement of the Company’s policies, procedures and practices relating to the management of enterprise-wide risk. The members of the Board Enterprise Risk Management Committee currently are Carl D. Culp (Chair), Neil J. Kaback, Frank J. Monaco, Edward W. Muransky, David Z. Paull, Andre Thornton, and Michael C. Voinovich. The Board Enterprise Risk Management Committee operates under a written charter, which is reviewed annually by the Board Enterprise Risk Management Committee and the Board of Directors. A copy of the current Board Enterprise Risk Management Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Board Enterprise Risk Management Committee meets on a regular basis with Mr. Helmick and other executive officers of Farmers. The Board Enterprise Risk Management Committee held 4 meetings during 2025. Additional information regarding the Board Enterprise Risk Management Committee’s role is set forth in the “COMPENSATION DISCUSSION AND ANALYSIS – Oversight and Risk Management of Compensation Programs” section of this proxy statement.

Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors on all corporate actions for which applicable law does not require participation by the full Board. All actions taken by the Executive Committee must be reported at the next meeting of the Board of Directors. The current members of the Executive Committee are Terry A. Moore (Chair), Carl D. Culp, Kevin J. Helmick, Edward W. Muransky, and David Z. Paull. The Executive Committee operates under a written charter, which is reviewed annually by the Executive Committee and the Board of Directors. A copy of the current Executive Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Executive Committee held 9 meetings in 2025.

Policies of the Board of Directors

Majority Withheld Vote

Pursuant to Section 1701.55(B) of the Ohio Revised Code and our Articles, director nominees who receive the greatest number of votes are elected to the Board of Directors, regardless of whether the votes in favor of such nominees constitute a majority of the voting power of Farmers, because our Articles do not include alternative election standards. Nevertheless, the Board of Directors has adopted a policy that, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), should promptly tender his or her resignation to the Chairman of the Board of Directors. Thereafter, the Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board of Directors whether to accept or reject it. In considering whether to recommend to the Board of Directors to accept or reject the tendered resignation, the Corporate Governance and Nominating Committee will consider all information and factors deemed relevant, including, without limitation: (i) the reasons (if any) given by shareholders as to why they withheld their votes, and (ii) the qualifications and performance of the tendering director(s) and his or her contributions to the Board of Directors and Farmers. The Board of Directors will act on any tendered resignation within 90 days following certification of the shareholder vote. Following the Board of Directors’ determination, Farmers will promptly disclose the Board’s decision whether to accept or reject the director’s resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release and in a Current Report on Form 8-K. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee’s consideration or action by the Board of Directors regarding whether to accept the resignation offer. If a majority of the Board of Directors receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will consider the resignation offers and whether to accept or reject them.

Director Nominations

The Corporate Governance and Nominating Committee will consider candidates for director, including those recommended by a shareholder who submits the person’s name and qualifications in writing. Although the Corporate Governance and Nominating Committee has not specified minimum qualifications for a recommended candidate, and does not consider shareholder recommended candidates differently from other candidates, the Committee considers the fit of an individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company and its shareholders. The following attributes are considered important to such consideration, but all may not necessarily be possessed by any one director candidate:

•      personal qualities and characteristics, accomplishments and reputation in the business community, including high personal and professional values, ethics and integrity;

•      current knowledge and contacts in the communities in which Farmers does business;

•      ability and willingness to commit adequate time to diligently attend to Board of Directors and committee matters;

•      ability to think and act independently yet constructively in a mutually respectful environment;

•      diversity of viewpoints, background, experience and other demographics; and

•      the ability of the nominee to satisfy the independence requirements of NASDAQ.

While the Board of Directors does not have a formal diversity policy, diversity of viewpoints, background, experience and other demographics are criterion on which the Corporate Governance and Nominating Committee bases its evaluation of potential candidates for director positions. When identifying first-time candidates or nominees for director, or in evaluating individuals recommended by shareholders, the Corporate Governance and Nominating Committee will consider diversity, the current composition of the Board of Directors in light of the diverse communities and geographies Farmers serves, and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity and other qualities and attributes with those of the other Board members. The inclusion of diversity in the listed criteria reflects the Board of Directors’ belief that diversity is an important component of an effective Board and the Corporate Governance and Nominating Committee evaluates each potential director candidate on their specific skills, expertise and background, as well as traditional diversity concepts.

In addition to recommendations presented by shareholders, the Board of Directors maintains a current list of potential director candidates that fit the characteristics and qualifications of the Corporate Governance and Nominating Committee, which it considers from time to time to fill director vacancies or for director nominations. The Corporate Governance and Nominating Committee makes its recommendation regarding nominations to the Board of Directors, and nominees are selected by the Board of Directors.

Board Diversity

The Corporate Governance and Nominating Committee considers diversity as one of a number of factors in identifying nominees for directors; however, Farmers does not have a formal policy in this regard. The Corporate Governance and Nominating Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity such as race and gender. The current composition of our Board of Directors includes one gender diverse director and one director who is an underrepresented minority.

Code of Regulations

Under the Regulations, a shareholder entitled to vote for the election of directors who intends to nominate a director for election must deliver written notice to the Secretary of Farmers no later than 90 days and no earlier than 120 days in advance of such meeting; provided, however, that if less than 90 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, written notice to the Secretary of the Company must be delivered or mailed not later than the close of business on the seventh day following the date on which notice of such meeting is first given or made to shareholders. The Board of Directors has adopted a policy that annual meetings of shareholders will be held on the third Thursday of April of each year unless and until publicly announced otherwise, consistent with our general past practice and the Regulations. Accordingly, for purposes of the 2027 Annual Meeting intended to be held on April 15, 2027, a nomination of a director for election must be received by Farmers’ Secretary no earlier than December 16, 2026 and not later than January 15, 2027.

Corporate Governance Guidelines

The Corporate Governance Guidelines also formalize certain aspects of Farmers’ shareholder nomination process. Pursuant to the Regulations and/or the Corporate Governance Guidelines, each shareholder notice must include the following information regarding a director candidate:

•      the name, age, business address and residence address of the candidate;

•      the information required of director nominees under Item 401(a), (d), (e), and (f) of Regulation S-K (relating to the nature and existence of certain business, family, and/or legal relationships between the candidate and Farmers, as well as the candidate’s prior business and directorship experience);

•      the number and class of all shares of each class of stock of the Company owned of record and beneficially owned by the candidate, as reported to the nominating shareholder by the candidate;

•      the information required of nominees under Item 404(a) of Regulation S-K (relating to the nature and existence of current or potential related party transactions between the candidate and Farmers);

•      a description of why the candidate meets the director criteria set forth in the Corporate Governance Guidelines;

•      a qualitative description of the specific talents and skills that the candidate would offer in service to the Company;

•      any written or oral agreement or understanding with the nominating shareholder or any other person that relates in any way to Farmers or how the candidate would vote or serve as a director;

•      a completed copy of the Company’s Questionnaire for New Director Candidates;

•      all financial and business relationships of the candidate, or of any organization of which the candidate is an executive officer or principal shareholder or otherwise controls, with Farmers, the nominating shareholder or, to the candidate’s knowledge, any other shareholder of the Company that is acting in concert with the nominating shareholder; and

•      the consent of the candidate to serve as a director of Farmers if so elected.

In addition, the shareholder notice must also include the following information regarding the shareholder making the nomination:

a.       the name and address of the shareholder making the nomination;

b.       the number and class of all shares of each class of stock of Farmers owned of record and beneficially owned by the shareholder;

c.       a representation that the shareholder is a holder of record of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

d.       a description of any arrangements between the shareholder and the candidate pursuant to which the nominations are to be made;

e.       a description of any relationships, including business relationships, between the shareholder and the candidate;

f.       whether the shareholder is acting in concert with any person with respect to the Common Shares;

g.       whether the shareholder owns, holds or has the power to vote, individually or in concert with any other person, 5% or more of any class of voting stock of any other organization that competes with the Company;

h.       the information required by Item 401(f) of Regulation S-K (relating to the nature and existence of certain legal proceedings involving Farmers and the nominating shareholder) and whether the shareholder has been or is currently subject to any enforcement action or penalty or, to the shareholder’s knowledge, is currently under any investigation that could lead to such an enforcement action or penalty or criminal action;

i.        whether the shareholder is acting on behalf of, or at the request of, any other shareholder; and

j.        if the shareholder is other than an individual (i) the names of the shareholder’s five most senior executive officers (or persons performing similar roles), (ii) the names and addresses of each person that has a 10% or more voting, ownership or economic interest in the shareholder and the respective amounts of such interests, (iii) the names and addresses of each person that would be deemed to control the shareholder and (iv) the name and address of any advisor to the shareholder that has the principal responsibility for its investment or voting decisions.

In the case of any investment fund or similar organization that is a nominating shareholder, these shareholder disclosure obligations shall also apply to the principal advisor to the fund. Also, if the shareholder is other than an individual, these disclosure requirements apply to the shareholder’s principal shareholders, executive officers and other controlling parties.

During the course of any candidate’s consideration, the Corporate Governance and Nominating Committee may request additional information through written director questionnaires and further communications to assess whether the candidate satisfies, in the view of the committee, requirements of the Company’s Corporate Governance Guidelines, Director Code of Ethics, and other policies applicable to members of the Board of Directors and its committees.

If a nominating shareholder or director candidate believes that information supplied in response to any of the above inquiries is confidential, the shareholder or nominee may request confidential treatment for such information. In such event, the information shall be maintained on a confidential basis unless the Corporate Governance and Nominating Committee is advised by counsel that disclosure is appropriate in connection with the solicitation of proxies relating to the director candidate.

In the event that it is subsequently determined that any of the information provided by the candidate or nominating shareholder is materially inaccurate, a director candidate who provided the materially inaccurate information or whose nominating shareholder provided the materially inaccurate information shall be required to resign from the Board of Directors, and, in the event of a refusal to resign, such a determination shall constitute grounds for removal from the Board of Directors, unless it is determined by the Corporate Governance and Nominating Committee that the inaccuracy was inadvertent.

Shareholder Proposals for 2027 Annual Meeting

Proposals by shareholders intended to be presented during the 2027 Annual Meeting must be received by the Secretary of Farmers no later than November 16, 2026, to be eligible for inclusion in Farmers’ proxy, notice of meeting, and proxy statement relating to its 2027 Annual Meeting. Farmers will not be required to include in its proxy, notice of meeting, or proxy statement, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable Commission rules.

If a shareholder intends to submit a proposal during the 2027 Annual Meeting that is not eligible for inclusion in the proxy materials relating to the meeting, and the shareholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by January 26, 2027, then the proxy holders will be allowed to use their discretionary authority with respect to such proposal if the proposal is properly raised during the 2027 Annual Meeting. The submission of such a notice does not ensure that a proposal can be raised during the 2027 Annual Meeting.

In each case written notice must be given to Farmers, addressed to its Corporate Secretary, at the following address: 20 South Broad Street, Canfield, Ohio 44406.

Shareholder Communications with Directors

All written communications addressed to an individual director at Farmers’ address or to one of the offices of a subsidiary of the Company, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the Board of Directors at Farmers’ address or to one of the offices of a subsidiary of the Company will be presented to the full Board of Directors at a meeting of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Farmers’ directors, officers and persons who own beneficially more than 10% of its Common Shares (“Section 16 Filers”) to file reports of ownership and transactions in the Common Shares with the Commission and to furnish the Company with copies of all such forms filed. Based solely on the review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year by our Section 16 Filers.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES

The following sections describe Farmers’ efforts and commitment to promote environmental sustainability, social responsibility and sound corporate governance.

Farmers’ Human Values and Strengths Statement

Farmers Bank is not merely a bank. Farmers Bank is a Community Bank. We embrace a business model reflective of the human values and strengths of the local communities we serve.

As our communities grow in diversity, Farmers is growing its capacity as a corporate citizen among our stakeholders — shareholders, employees, customers, vendors and communities.

Our commitment is reflected in our hiring and loan-making policies, our vendor selection, and our enlightened and substantial charitable giving program.

Promoting diversity is both the morally correct and intelligent thing to do, because our stakeholders stand stronger together when differences are respected, valued and celebrated.

Environmental

Farmers has continued to take steps that reduce our carbon footprint across all aspects of our operations and service delivery channels. In the last decade Farmers has expanded our technology to significantly reduce paper usage/waste by introducing mobile banking, e-signatures, and electronic documents for loan applications, account openings, paperless statements as well as many of our internal communications/documentation. In the last three years Farmers has transitioned 90% of its previously all-paper HR processes (applications, employee records, performance reviews) to digital records eliminating the need for hardcopy employee files. Farmers has also increased its use of digital media and video conferencing to reduce employee travel between locations and the needless printing of notes.

Social Responsibility

Community

Corporate Giving

Farmers, through its subsidiaries, has always been a strong supporter of the communities in which we work and live. In 2025, Farmers donated more than $850,000 in sponsorships and donations to a wide range of non-profits and community organizations throughout its footprint.

Employee Giving

Additionally, our employees gave generously of their time and money working on/at community service projects throughout the year and donating to local charities as well as national organizations such as United Way, which received more than $52,000 in employee pledges for 2025.

In 2025, Farmers launched a dress-down Friday program, Jeans for a Cause, allowing employees to enroll in automatic giving throughout the year in exchange for dressing casually every Friday. More than $8,000 was raised in 2025 for various organizations.

Volunteerism

In addition to financial support, employees are encouraged to engage with local non-profits as volunteers and board members. In 2025, Farmers employees contributed over 4,500 hours in volunteer service hours to community non-profit organizations.

Farmers Charitable Foundation

Farmers’ desire to impact communities in a meaningful way led to the founding of the Farmers Charitable Foundation (the “Foundation”) in 2019. As part of Farmers long-term commitment to community improvement, the mission and purpose of the Foundation is to make grants and other distributions to facilitate, support and increase charitable activities in the following areas: Health and Human Services; Children, Youth and Families; Social Welfare; Education; Scientific Research; Culture, Arts and Humanities; Religion; Civic and Community Affairs; Environment; and other charitable activities.

Associates

Products and processes all have their place in operating a successful business. But it is people that truly drive high performance.

Therefore, Farmers is committed to supporting a high performing, collaborative culture that provides the foundation to attract and retain the best associates in banking. By investing in our team, we actually invest in our financial future. They are intertwined.

In 2025, Farmers celebrated the milestone anniversaries (every five years) of 66 employees that have been with Farmers National Bank between 5 and 45 years. Farmers firmly believes that we have an obligation to lead the way in ensuring a comfortable and supportive culture for all of our employees.

Employee Benefits

As detailed in the Company’s Employee Handbook, Farmers prioritizes respectful relationships among all employees. The Employee Handbook also outlines the following programs and processes: Equal Opportunity Employment Policy; Americans with Disabilities Act; Problem Resolution Guidelines/Open Door Policy; Code of Business Conduct and Ethics; Workplace Harassment; Employee Safety; and, Bank Benefits provided to Employees (discussed in detail below).

We offer a comprehensive benefits package that includes:

•         Medical, Dental, Vision, Rx benefits for employees, spouses and dependents

•         Three different medical plans including two PPO plans and a High Deductible HSA plan (with employer contributions)

•         Flexible spending and health savings accounts for both employees and dependents

•         Company Paid life insurance at 3x annual salary + $10,000

•         Company Paid short-term and long-term disability insurance

•         401(k) Retirement Savings plans (Roth and Traditional options)

•         Remote work/flex scheduling opportunities

•         Full and part-time employment opportunities

•         Employee Stock Purchase Plan allowing for the purchase of Farmers common stock without fees

•         Tuition Reimbursement Plan

•         Employee Assistance Program providing free coaching/counseling services to employees, spouses and dependents

•         Paid Time Off for full and part time associates

•         11 paid Federal Holidays

•         Employees can have multiple no-fee checking/savings accounts as well as a free safe deposit box

•         Employees receive discounted pricing on loan rates

•         Voluntary benefits such as voluntary life insurance for associates, spouses and children

•         Profit Sharing plan for all non-commission/non-performance bonus associates

Employee Wellness

Additional benefits to Farmers Bank employees include a wellness program (“United Healthcare Rewards Program”) for all employees with incentives for qualified participants in our healthcare plans and an Employee Assistance Program (“EAP”).

•      Farmers offers a comprehensive Health and Wellness program, the United Healthcare Rewards Program, for our employees and their covered spouses. This program enables associates to actively engage in improvement of their overall health and wellbeing! If an associate chooses to participate, they can earn financial rewards for taking steps toward a healthier lifestyle.

•      Recognizing that our associates may, at times, need support or assistance coping with something in their lives, Farmers offers an EAP. The TotalCare EAP provides 24/7 access to a professional counselor. Also available are self-help resources, performance coaching and lifestyle savings benefits resources.

Farmers is proud to offer associates with continuing education opportunities. These include webinars and courses presented by various associations such as the Ohio Banker’s League, Independent Community Bankers of America, Community Bankers Association of Ohio, and the American Bankers Association, to name a few. Associates are also offered opportunities through full-paid tuition and expense reimbursement to programs such as The Graduate School of Banking, Ohio Bankers League Bank Management School, Pennsylvania Banking School and other world-class programs, conferences and seminars.

Best Place to Work

Farmers is committed to supporting a high performing, collaborative culture that provides the foundation to attract and retain the best associates in banking. To engage employees and provide support and recognition, Farmers has developed several programs, detailed below.

-         The President’s Club

This award program is designed to recognize top performing associates on a quarterly and annual basis. In addition to recognizing individual and team achievements, the President’s Club program drives overall company performance by focusing on high levels of performance in both sales and services across all lines of business. As a chance to recognize peers, Farmers associates can nominate their co-workers and departments throughout the year for a chance to recognize at the annual awards dinner as the top support individual or support department.

In 2024, two new awards were introduced. The Community Service Award is designed to recognize the Associate with the most volunteer service in the Company. The President’s Choice Award honors an individual whose exceptional contributions have made a lasting impact on the Company.

-         Win-Win Creed

The “Farmers’ Way” is to know what we do, how we do it and why we do it, why we get up in the morning, why we seek to get better every day, why we believe in winning. Because we are a relationship-driven organization, we view winning differently than other banks. We are in it to create “Win-Wins” for our Bank, customers, communities and colleagues.

At Farmers, we never win alone. We believe that the wisest decisions are made – and financial strength is built – through strong relationships.

Everything we do the Farmers Way ultimately creates wins as we raise the standard of living and the quality of life in our communities.

Our reason why is to PRODUCE WINS every day as we create thriving local families, businesses and organizations in every community that we serve and provide capital.

Clients

Farmers’ clients are the heartbeat of the organization.

The retail sales force is trained to provide “Legendary Service” through a formalized training program that emphasizes the customer experience. We believe that friendly, responsive, and consultative service is the niche that sets Farmers apart from competitors. We achieve this by having thoughtful conversations and utilizing active listening skills to build meaningful, long-lasting client relationships. Pursuant to Farmers commitment to responsible selling, a Retail Playbook was developed to assure ethical and consultative sales practices are followed.

Products

Loan and deposit products have been developed to aid customers that fall within the low-to-moderate income range.

•      Within the deposit product suite, we have two Fresh Start checking accounts that serve as a second chance to those that would otherwise not be eligible for a checking account.

•      In the last two years, Farmers developed and launched loan programs for affordable housing and emergency assistance.

•         Affordable Home Loans

•         In 2025, 95 Affordable Home Loans were closed for a total amount of $12,052,870.

•      Farmers also participates in the SBA loan program as a preferred lender.

Customer Support Center

Our commitment to our clients is demonstrated by Farmers’ Customer Support Center (“CSC”) staff. In 2025, the CSC received over 136,000 customer calls, assisting clients through merger transitions, debit card transitions, online banking inquiries and other customer concerns. The CSC offers extended hours so customers can still access banking support even when the branches are closed.

Technology and Innovation

At Farmers, we believe in a culture of innovation. This belief is reflected in enhancements that have been made to our digital offerings.

Interactive Teller Machines

The ITM/ATM features the ability to talk with a specialized video teller in real time to do banking transactions or use the machine as a typical ATM. Video tellers can assist customers with deposits, withdrawals, transfers and payments. The video tellers follow the hours of Monday - Friday 8 a.m. to 6 p.m. and Saturday 8 a.m. to 12 p.m.

Farmers has a free-standing ITM/ATM in a prime traffic location in Boardman, Ohio. ITMs can also be utilized at the Canton and Canfield Lab branches and the Canfield Main location.

ITMs allow a client to speak with a teller for assistance with banking transactions without stepping foot in a branch. Because of the extended hours that the video tellers keep, clients also have access to a teller outside of normal banking hours for most branch locations.

Corporate Governance

The Company is committed to maintaining a culture of strong corporate governance through the dedicated adherence to the rules and regulations as defined by the Federal Reserve, Office of the Comptroller of Currency, the Commission, NASDAQ and all federal, state and local laws. Oversight is maintained by our Board of Directors as well as through internal controls of the Board of Directors of Farmers Bank, along with regular, consistent reviews by external auditors and regulators.

Farmers’ current Board of Directors is comprised of 13 directors, 12 of which are independent. All directors serve as members of at least one of the chartered Board committees (Audit, Compensation, Board Enterprise and Risk Management and Corporate Governance and Nominating). The charters for each committee along with committee assignment(s) and our Code of Business Conduct and Ethics can be found on our Investor Relations page of our corporate website (https://ir.farmersbankgroup.com/corporate-overview/corporate-profile/default.aspx). Additionally, Farmers Bank maintains a separate board of directors consisting of the Bank’s executive management team. Both the Farmers Board of Directors and the Farmers Bank board meet monthly to plan strategy, execute tactics and review the health and soundness of the Company.

Farmers is committed to doing the right thing for each of our four main constituencies: Shareholders, Clients, Employees and Communities. We will conduct our business in accordance with our Core Values of Integrity, Respect, Diligence, Stewardship, Commitment, Relationships and Performance.

Additional information regarding our corporate governance practices is set forth in the discussion under the “CORPORATE GOVERNANCE” section of this proxy statement.

PROPOSAL ONE — ELECTION OF DIRECTORS

In accordance with the provisions of Farmers’ Regulations, the Board of Directors has fixed the number of directors at 13 for the upcoming Annual Meeting. The Board of Directors is currently divided into three classes, each with three-year terms. This year, the Corporate Governance and Nominating Committee has recommended to the Board of Directors the re-nomination of four Class I directors for election to serve as Class I directors for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2029. If these nominees are elected, there will be four directors serving in Class I, five directors serving in Class II, and four directors serving in Class III.

Set forth below for each of the nominees for election and for each director whose term will continue after the Annual Meeting is a brief statement, including age, principal occupation and business experience during at least the past five years. In addition, the following information provides the Corporate Governance and Nominating Committee’s evaluation regarding the nomination of the director nominees and the key attributes, skills, and qualifications presented by the director nominees and the continuing directors. The following information, as of February 25, 2026, with respect to the age, principal occupation or employment, other affiliations and business experience during at least the last five years of each director and director nominee, has been furnished to Farmers by each director nominee and director. Except where indicated, no corporation is a parent, subsidiary, or other affiliate of Farmers.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Corporate Governance and Nominating Committee and approved by the Board of Directors. The Corporate Governance and Nominating Committee has no reason to believe that any nominee named will be unable to serve if elected.

Required Vote and Board Recommendation

Under Ohio law and our Articles, nominees for election as directors who receive the greatest number of votes cast by holders of Common Shares represented in person or by proxy and entitled to vote on the proposal to elect directors will be elected as directors of the Company. However, the Board of Directors has adopted a “Majority Vote Withheld Policy” in the event that “Withhold Authority” has been indicated by a majority of the votes cast with respect to any director in an uncontested election. A summary of this policy is set forth under the caption “CORPORATE GOVERNANCE — Policies of the Board of Directors” in this proxy statement. Except in the case of broker non-votes and votes “withheld” with respect to the election of one or more of the director nominees, Common Shares represented by properly completed and timely received forms of proxy will be voted "FOR" the election of the Class I director nominees. Proxies may not be voted for more than four Class I director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE FOLLOWING DIRECTOR NOMINEES.

CLASS I DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2029)

Name	Age	Principal Occupation for at least Past Five Years and Other Information
Gregory C. Bestic	71

Mr. Bestic has served as a director of Farmers since 2011 and is currently Chair of the Audit Committee and a member of the Compensation Committee. Mr. Bestic also served as a director of Farmers Trust Company, a Farmers subsidiary, from March 2016 through April 2023. Mr. Bestic was a Principal in Schroedel, Scullin & Bestic, LLC, a certified public accounting and strategic advisory firm located in Canfield, Ohio. Mr. Bestic practiced with Schroedel, Scullin & Bestic, LLC and its predecessor firm from 1980 until his retirement in 2022. Mr. Bestic is a certified public accountant retired, was a certified forensic accountant (Diplomate of the American Board of Forensic Accounting) and a fellow of the American College of Forensic Examiners. He has served on a number of non-profit community and civic boards in the Mahoning Valley, including the Cardinal Joint Fire District, Salem Regional Medical Center and the Advisory Committee of the Accounting and Finance Department of Youngstown State University. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Bestic has developed through his educational background in business and accounting, as well as his business and leadership experiences in the Mahoning Valley, allow him to provide accounting, local business, and corporate governance expertise to the Board of Directors.

Kevin J. Helmick	54

Mr. Helmick has served as a director of Farmers since 2014, as the President and Chief Executive Officer of Farmers since November 2013, and is a member of the Executive Committee. Prior to his appointment as President and Chief Executive Officer, Mr. Helmick served as the Executive Vice President and Secretary of the Company and Executive Vice President – Retail and Wealth Management of Farmers Bank since January 2012. Prior to that, Mr. Helmick served as the Vice President of Wealth Management and Retail Services of Farmers Bank since 2008. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Helmick has developed through his education and experiences in the banking and financial services industries, as well as his significant past leadership positions with Farmers, allow him to provide continued business and leadership insight to the Board of Directors.

Neil J. Kaback	65

Mr. Kaback has served as a director of Farmers since 2021 and is a member of the Audit and Board Enterprise Risk Management Committees. Mr. Kaback served as a Partner, Assurance, at Cohen & Company, in their Youngstown, Ohio office until his retirement in 2022. He has spent more than 40 years assisting clients and companies in the manufacturing, distribution, transportation, automotive and service industries. Mr. Kaback held accreditations of certified public accountant and chartered global management accountant and was a member of the Ohio Society of Certified Public Accountants and American Institute of Certified Public Accountants through 2022. Mr. Kaback currently serves or has served on a variety of boards of directors including the Youngstown Warren Regional Chamber, United Way of Youngstown and the Mahoning Valley, Trumbull Memorial Health Foundation and GOJO Industries. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Kaback has developed through his educational background in business and accounting, as well as his business and leadership experiences as a certified public accountant in the Mahoning Valley, allow him to provide accounting and local business expertise to the Board of Directors.

Terry A. Moore	70

Mr. Moore has served as a director of Farmers since 2014 and is Chair of the Board of Directors and Executive Committee. He is a member of the Compensation and Corporate Governance and Nominating Committees. Mr. Moore is employed by Krugliak, Wilkins, Griffiths & Dougherty, a law firm located in Canton, Ohio. Mr. Moore served as Managing Shareholder of the law firm for 18 years until 2018 and as a member of the firm’s Management Committee for 24 years. He serves on the Board of Trustees for the Cleveland Clinic Mercy Hospital Foundation Board and served as its initial Chair. He serves on the Advisory Board for the Cleveland Clinic Mercy Hospital and as a Trustee of the Hoover Foundation, a non-profit foundation in Canton. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Moore developed through his educational background in law, as well as his business, litigation and leadership experiences with his law firm allow him to provide leadership, local business, and corporate governance expertise to the Board of Directors.

CLASS II DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2027)

Name	Age	Principal Occupation for at least Past Five Years and Other Information
David Z. Paull	71

Mr. Paull has served as a director of Farmers since 2011 and is a member of the Board Enterprise Risk, Compensation and Executive Committees. Mr. Paull retired in 2014 from serving as the Vice President, HR Operations and Labor Relations, for RTI International Metals, Inc., where he had previously been responsible for human resource activities for all domestic manufacturing locations in the United States. Mr. Paull has 36 years of experience working in and managing all aspects of the human resources and employee benefits functions, significant experience in corporate strategic and succession planning with both for-profit and nonprofit enterprises, and has served as a member of the board of directors and executive committee of the Youngstown Warren Regional Chamber of Commerce, serves on the board of the Dorothy Day House and serves on the board of Leadership Mahoning Valley. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Paull has developed through his extensive business experience in the Mahoning Valley business market, as well as his knowledge and experience in the field of human resources, allow him to provide compensation-related and local business expertise to the Board of Directors.

Gina A. Richardson	53

Ms. Richardson has served as a director of Farmers since 2023 and is a member of the Audit and Corporate Governance and Nominating Committees. Ms. Richardson has over 26 years of business law experience, serving clients in a wide range of industries, with a focus on business and commercial transactions, business succession planning, real estate and employee compensation. Prior to establishing her own firm in Canfield, Ms. Richardson was a shareholder with a regional law firm where she served as an officer and a director. She is active in the community, serving on the board of directors of Salem Regional Medical Center, where she holds leadership positions as its Vice Chair Compliance Committee Chair. She also serves or has served on a variety of boards of directors including Farmers Trust Company, Firestone Surgery Center, LLC, Salem-Republic Rubber Company, the Youngstown Symphony Society, Children’s Rehabilitation Center, Christina’s Garden, the American Red Cross and the Eastern Ohio Area Health Education Center. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Ms. Richardson has developed through her legal education and business leadership experiences allow her to provide regional business and leadership expertise to the Board of Directors.

Andre Thornton	76

Mr. Thornton has served as a director of Farmers since January 1, 2023 and is a member of the Board Enterprise Risk and Corporate Governance and Nominating Committees. Mr. Thornton has served as the Chief Executive Officer of ASW Global, LLC, a privately-held supply chain management company, since he acquired the company in 2007. Mr. Thornton has 37 years of experience in entrepreneurial ventures and mergers and acquisitions. Mr. Thornton frequently speaks nationally on issues of executive leadership, organization change, and diversity and inclusion. Mr. Thornton played professional baseball for 21 years and was an honored recipient of the Roberto Clemente Award in 1979. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Thornton has from his extensive experiences in owning and managing businesses, corporate transactions, and diversity and inclusion allow him to provide business and corporate governance expertise to the Board of Directors.

Nicholas Varischetti	42

Mr. Varischetti has served as a director of Farmers since 2023 and is a member of the Audit and Corporate Governance and Nominating Committees. Mr. Varischetti is a partner at the Burns White law firm in Pittsburgh, Pennsylvania, assisting businesses from a wide range of industries with their litigation, general business, and advisement needs. Mr. Varischetti formerly served from 2015 to 2022 as a director of Emclaire Financial Corp., which was acquired by Farmers effective January 1, 2023. Mr. Varischetti is also a partner in Varischetti Holdings, LP, a family-owned and operated organization consisting of several different businesses, including real estate investments, powder metal manufacturing, a construction equipment dealership, an oil and gas field services company, and waste industry consulting. Additionally, Mr. Varischetti is a founding partner of Allegheny Strategy Partners, a privately-held advisory firm. Furthermore, Mr. Varischetti is a shareholder and director of Guardian Elder Care Holdings, Inc., a healthcare provider with more than 50 nursing facilities, a rehabilitation services business, a long-term care pharmacy, and a home health company. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Varischetti has from his legal background, business ownership, and involvement with various business and civic organizations allow him to provide business, organizational, and advisory expertise to the Board of Directors.

Michael C. Voinovich	51

Mr. Voinovich has served as a director of Farmers since 2026 and is a member of the Audit and Co Board Enterprise Risk Management Committees. Mr. Voinovich is Executive Vice President and Chief Investment Officer of ECHO Health, Inc., headquartered in Westlake, Ohio. ECHO Health, Inc. provides innovative payment processing services to the healthcare and insurance industries. At ECHO Health, Inc., Mr. Voinovich is responsible for overseeing the company’s venture capital and corporate investment portfolios. Prior to joining ECHO Health, Inc. in January 2019, Mr. Voinovich was an investment banker for 19 years representing financial institutions and their holding companies. From 2013 until 2019, he was Managing Director and a member of the Firm Commitment Committee of the Philadelphia-based investment banking firm of Boenning & Scattergood, Inc. Mr. Voinovich’s responsibilities included providing advice relating to debt and equity offerings, analyzing financial and accounting issues for banks engaged in merger and acquisition activities, assisting boards of directors in evaluating strategic alternatives to maximize shareholder value, and negotiating and executing transactions.

A graduate of John Carroll University with a B.S. in Business Administration, Mr. Voinovich has served as a member of the Board of Directors of GBank, Las Vegas, Nevada, since March 2015 and its holding company GBank Financial Holdings, Inc. (OTCQX: GBFH) since December 2017. Founded in 2007, GBank operates two full-service branches in Las Vegas with a focus on government guaranteed lending programs and banking services to commercial entities and high net worth individuals. Since 2016 GBank conducts business through a gaming fintech division that enables cashless, mobile commerce solutions for the gaming, lottery and sports betting ecosystems. In August 2020, Mr. Voinovich became a director of Anchor Bancorporation, Inc. and its wholly owned subsidiary, Anchor State Bank, located in Anchor, Illinois. Since June 2021, Mr. Voinovich has been Chair of Anchor Bancorporation and Anchor State Bank. From February 2023 until February 2025, Mr. Voinovich was a member of the Board of Managers of DPX Payments, LLC, located in Westlake, Ohio, which offers digital payment solutions. Since November 2019, Mr. Voinovich has been a director of RSI Solutions, LLC, a specialized employment search firm focused on placing neurologists and neurosurgeons across the United States. Mr. Voinovich’s experience in the banking and financial services industry allows him to provide significant corporate finance and transactional expertise to the Board of Directors.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

(Term Expiring in 2028)

Name	Age	Principal Occupation for at least Past Five Years and Other Information
Carl D. Culp	62

Mr. Culp has served as a director of Farmers since 2023. Mr. Culp is the Chair of the Board Enterprise Risk Management Committee and a member of the Executive Committee. Mr. Culp spent 32 years at Farmers Bank and retired on August 15, 2021 as the Senior Executive Vice President and Chief Financial Officer. Mr. Culp is a certified public accountant (retired). A graduate of Youngstown State University, Mr. Culp is currently a member of the Finance Committee of the United Way of Youngstown and the Mahoning Valley and a member of the Rotary Club of Canfield. He serves as a volunteer for the Volunteer Income Tax Assistance Program (VITA), where he assists low-to-moderate income individuals in navigating the federal tax system. He has previously held board positions with the United Way, Shepherd of the Valley Lutheran Retirement Services, and the Youngstown State University Accounting and Finance Advisory Council.

Frank J. Monaco	65

Mr. Monaco has served as a director of Farmers since 2021. He is the Chair of the Compensation Committee and a member of the Board Enterprise Risk Management Committee. Mr. Monaco is a Senior Partner at the 415 Group, Inc., a certified public accounting, business consulting and IT services firm in Canton, Ohio. In this role, Mr. Monaco leads the consulting division of the firm, which includes business and estate planning, business valuations, litigation, and mergers and acquisitions. Mr. Monaco has been with 415 Group since 1993 and previously served as Managing Partner from 2003 to 2019. He holds accreditations of Certified Public Accountant (CPA) and is Certified in Financial Forensics (CFF), along with being Accredited in Business Valuation (ABV) and formerly part of the National Association of Certified Valuation Analysts (CVA). Mr. Monaco also is an active member of his community, serving on or having served on a variety of boards of directors including serving as Chairman of Pro Football Hall of Fame, Canton Regional Chamber of Commerce, Stark Development Board, and Stark County Port Authority. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Monaco has developed through his educational background in business and accounting, as well as his business and leadership experiences as a certified public accountant and managing partner of a firm, allow him to provide accounting, local business, and leadership expertise to the Board of Directors.

Edward W. Muransky	66

Mr. Muransky has served as a director of Farmers since 2017. He is Chair of the Corporate Governance and Nominating Committee and a member of the Board Enterprise Risk Management and Executive Committees. Since 2023, Mr. Muransky has served as owner and Chief Executive Officer of Ohio Management Services, Inc. and since 1999, he has served as Chairman of the Board of The Muransky Companies, a multifaceted business management company, Chairman and Chief Executive Officer of Southwoods Health, and Chairman and Chief Executive Officer of Chestnut Land Company, the parent company for Auntie Anne’s Soft Pretzel franchises operating throughout the United States. Mr. Muransky serves on boards of directors of a number of charitable and educational organizations in the Youngstown, Ohio and Mahoning Valley, Ohio region, including the Youngstown State University Foundation. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Muransky has developed through his significant business and leadership experiences allow him to provide leadership and business expertise to the Board of Directors.

Kevin A. DiGeronimo	41

Mr. DiGeronimo has served as a director of Farmers since 2026. Mr. DiGeronimo is Principal of DiGeronimo Companies and Executive Principal of Independence Construction. Both businesses are headquartered in Brecksville, Ohio. DiGeronimo Companies is an Ohio trade name registration that encompasses various DiGeronimo family companies and enterprises that operate in several states. DiGeronimo Companies conducts commercial construction, real estate development, and environmental remediation among other businesses. Mr. DiGeronimo’s business management experience allows him to provide business and leadership expertise to the Board of Directors.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 2, 2026, regarding beneficial ownership of the Common Shares by each director, each director nominee, each of the named executive officers of Farmers appearing in the Summary Compensation Table, all directors, named executive officers, and other executive officers of the Company as a group, and each person known to Farmers to own 5% or more of its Common Shares. In addition, unless otherwise indicated, all persons named below can be reached at Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406.

Name	Total Beneficial Ownership(1)		Percent of Outstanding(2)
Gregory C. Bestic(3)	104,699		*
Carl D. Culp(4)	67,564		*
Kevin A. DiGeronimo	13,184		*
Neil J. Kaback(5)	31,296		*
Frank J. Monaco(6)	26,718		*
Terry A. Moore(7)	87,253		*
Edward W. Muransky(8)	267,322		*
David Z. Paull(9)	53,600		*
Gina A. Richardson(10)	13,976		*
Andre Thornton(11)	18,841		*
Nicholas D. Varischetti(12)	155,529		*
Michael C. Voinovich(13)	132,143		*
Troy Adair(14)	26,225		*
Sherry Commons	2,000		*
Kevin J. Helmick(15)	218,636		*
Myke Matuszak	17,078		*
Amber Wallace Soukenik(16)	61,815		*
Mark Wenick(17)	37,020		*
Total (18 directors and executive officers)	1,347,896		3.5%

5% Or Greater Shareholders
Black Rock, Inc. 55 E. 52nd Street New York, NY 10055	3,029,670	(18)	8.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,065,652	(19)	5.5%

*         Less than 1%

(1)          The amounts shown represent the total outstanding Common Shares beneficially owned by the individuals and Common Shares to which holders have the right to acquire beneficial ownership within 60 days of February 25, 2026, either upon the exercise of stock options within 60 days (although no such stock options were outstanding on that date) or upon vesting of restricted shares. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the Common Shares indicated.

(2)          For all directors and executive officers, the percentage of class is based upon the sum of: (i) 37,738,759 Common Shares issued and outstanding on February 25, 2026; and (ii) the number of Common Shares, if any, as to which the named individual or group has the right to acquire beneficial ownership within 60 days of February 25, 2026 upon the exercise of stock options (although no such stock options were outstanding on that date) or upon vesting of restricted shares.

(3)          Mr. Bestic owns his Common Shares jointly with his spouse and he shares voting and dispositive power with respect thereto. Amount includes 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(4)          Mr. Culp owns his Common Shares jointly with his spouse and he shares voting and dispositive power with respect thereto. Amount includes 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(5)          Amount includes 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(6)          Amount includes (i) 17,000 Common Shares Mr. Monaco owns jointly with his spouse and he shares voting and dispositive power with respect thereto, and (ii) 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(7)           Amount includes (i) 10,100 Common Shares Mr. Moore owns jointly with his spouse with respect to which he shares voting and dispositive power, (ii) 6,700 Common Shares held in Mr. Moore’s IRA, (iii) 9,862 Common Shares owned by Mr. Moore’s spouse, over which Mr. Moore’s spouse has voting and dispositive power, and (iv) 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(8)          Amount includes (i) 9,900 Common Shares held in Mr. Muransky’s IRA, (ii) 110,706 Common Shares held in the Edward W. Muransky Trust, (iii) 2,900 Common Shares held in Mr. Muransky’s spouse’s IRA, and (iv) 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(9)          Amount includes (i) 31,585 Common Shares jointly owned with Mr. Paull’s spouse, over which Mr. Paull shares voting and dispositive power, (ii) 4,845 Common Shares held in Mr. Paull’s IRA, and (iii) 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(10)        Amount includes (i) 7,461 Common Shares held in Ms. Richardson’s name, (ii) 4,736 Common Shares held in Ms. Richardson’s IRA, and (iii) 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(11)        Amount includes 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(12)        Amount includes (i) 153,751 held in the 2011 Irrevocable Trust for the benefit of Nicholas D. Varischetti, and (ii) 1,778 shares of restricted stock awarded on April 17, 2025 with respect to the director’s service which are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(13)        Amount includes 36,197 shares held in four IRAs and 63,463 shares held by Echo Health, Inc., Mr. Voinovich’s employer, over which Mr. Voinovich holds voting power.

(14)        Amount includes 1,000 Common Shares included in Mr. Adair’s IRA.

(15)        Amount includes (i) 116,119 Common Shares Mr. Helmick owns jointly with his spouse with respect to which he shares voting and dispositive power, (ii) 4,443 Common Shares held in Mr. Helmick’s IRA, (iii) 2,440 Common Shares held in Mr. Helmick’s spouse’s IRAs, (iv) 39,375 Common Shares owned by Mr. Helmick’s children over which Mr. Helmick has voting and dispositive power, and (v) 16,185 Common Shares held by Mr. Helmick in the Company’s 401(k) Plan.

(16)        Amount includes 2,000 Common Shares Ms. Wallace owns jointly with her spouse with respect to which she shares voting and dispositive power.

(17)        Amount includes (i) 2,710 Common Shares held in Mr. Wenick’s IRA, and (ii) 21,433 Common Shares Mr. Wenick owns jointly with his spouse with respect to which he shares voting and dispositive power.

(18)        According to a Schedule 13G/A filed January 25, 2024, Blackrock, Inc. possessed sole power to vote with respect to 2,955,406 of these Common Shares, sole power to direct the disposition with respect to 3,029,670 Common Shares, and shared power to vote or shared power to direct the disposition with respect to no Common Shares.

(19)        According to a Schedule 13G filed February 13, 2024, The Vanguard Group possessed sole power to vote no Common Shares, sole power to direct the disposition with respect to 2,010,902 Common Shares, shared power to vote 24,734 Common Shares, and shared power to direct the disposition with respect to 54,750 Common Shares.

PROPOSAL TWO — ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Exchange Act Rule 14a-21(a), Farmers is providing our shareholders with the opportunity to cast an advisory vote to approve, on an advisory (nonbinding) basis, the following resolution to approve the compensation of the Company’s named executive officers (“NEOs”) as reported in this proxy statement (“Say on Pay” proposal):

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Farmers’ named executive officers as disclosed in Farmers’ proxy statement for its 2026 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the SEC, including the ‘Compensation Discussion and Analysis,’ ‘Executive Compensation and Other Information,’ compensation tables, and related notes and narrative discussion.”

As described further in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee and Board of Directors believes that Farmers’ compensation policies and procedures are well-aligned with Farmers’ short-term goals and long-term success. The Board of Directors believes that its pay-for-performance philosophy and objectively-driven incentive-based compensation opportunities are designed to both be competitive with opportunities offered by similarly situated financial institutions and to attract, retain and motivate the key executives directly responsible for our continued success. At our 2025 Annual Meeting of Shareholders, over 85% of the Common Shares represented by shareholders present in person or represented by proxy were voted in favor of the proposal to approve on an advisory basis the compensation of our named executive officers. The Compensation Committee evaluated the results of this supportive advisory vote, the analyses by institutional shareholder governance bodies of the compensation of Farmers’ NEOs, and the other factors and data discussed in the Compensation and Discussion Analysis, in determining Farmers’ executive compensation policies, making executive compensation decisions, and continuing implementation of our compensation philosophy and objectives.

Please read the “Compensation Discussion and Analysis” and “Executive Compensation and Other Information” sections of this proxy statement, including the tables, notes and narratives, for additional details about our executive compensation philosophy and programs, including information about the calendar year 2025 compensation of our NEOs.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the Common Shares represented in person or by proxy and entitled to vote at the 2026 Annual Meeting is required to approve the advisory resolution on the compensation of our NEOs. Abstentions will be counted as present and entitled to vote for purposes of this proposal and therefore will have the same effect as a vote against the proposal. Because this vote is advisory, it will not be binding on Farmers, the Board of Directors, or the Compensation Committee; however, the Board of Directors and the Compensation Committee will review the voting results and consider the outcome of those results when evaluating future compensation arrangements for our NEOs.

THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND VOTING “FOR” APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE THE

COMPENSATION OF FARMERS’ NEOs

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis provides information regarding Farmers’ executive compensation programs and includes the following segments: (i) Executive Summary, (ii) Compensation Committee Philosophy on Executive compensation, (iii) 2025 Named Executive Officers Compensation, and (iv) Other Elements of our Executive Compensation Programs. For 2025, our named executive officers were:

Name	Title
Kevin J. Helmick	President and Chief Executive Officer
Troy Adair	Senior Executive Vice President, Chief Financial Officer and Secretary
Myke Matuszak	Senior Executive Vice President, Chief Operating Officer
Amber Wallace Soukenik	Senior Executive Vice President, Chief Retail and Marketing Officer
Mark Wenick	Senior Executive Vice President, Chief Wealth Management Officer

Executive Summary and 2025 Highlights

Farmers continued to deliver strong results in 2025 and we believe that the 2025 compensation of our named executive officers continued to reflect their successful efforts and continued to be closely aligned with the Company’s financial performance.

2025 Financial Performance Summary

•      Adjusted net income for 2025 totaled $59.0 million, or $1.57 per diluted share, compared to $48.2 million, or $1.28 per diluted share, for 2024. This financial metric was one of the three objective elements of our 2025 annual cash incentive plan (the “Annual Incentive Plan”). The target performance level for this metric was $1.42 and the maximum performance level for this metric was $1.52, so our performance resulted in maximum payouts of 150% to our named executive officers on this financial performance metric.

•      Adjusted pre-tax, pre-provision income was $81.0 million in 2025, compared to $68.6 million in 2024. This financial metric was the second objective performance element of our Annual Incentive Plan. The target level for this metric was $73.2 million and the maximum level was $80.5 million, so our performance resulted in payouts to our named executive officers at the maximum level of 150% on this financial performance metric.

•      Adjusted annualized return on average assets was 1.14% in 2025 compared to 0.95% for 2024. This financial metric was the third objective element of our Annual Incentive Plan. The target performance level for this metric was 1.04% and the maximum level was 1.13%, so our performance on this metric resulted in payouts to our named executive officers at the maximum level of 150% on this financial metric.

Other Significant Highlights

•      On October 22, 2025, we announced that we entered into an agreement and plan of merger to acquire Middlefield Banc Corp. and it’s wholly-owned banking subsidiary, The Middlefield Banking Company. The acquisition closed on March 2, 2026, and as a result Farmers now has more than $7.2 billion in assets, with 83 branches serving customers across attractive markets in Northeast and Central Ohio and Western Pennsylvania. Middlefield was a high-quality franchise with complementary markets and a strong community banking culture, and we believe the combination will offer significant benefits for our shareholders.

Summary of 2025 Compensation Results

Annual Incentive Compensation Results from Financial Performance

•      We maintained the same general structure of the Annual Incentive Plan for our NEOs in 2025 that we used in 2024, with the following three corporate level financial performance metrics used to objectively measure performance: (i) adjusted earnings per share (“EPS”), (ii) pre-tax pre-provision income, and (iii) annualized adjusted return on average assets (“ROA”). The bonus program for Ms. Wallace and Mr. Wenick included additional objective metrics based on their respective areas of responsibility. We also continued to include a subjective element for each NEO, with a weighting of 20% for Messrs. Helmick, Adair, Matuszak, and Wenick, and 10% for Ms. Wallace. The subjective factor is evaluated based on a scorecard assessment of each individual’s performance. All elements and results of our 2025 Annual Incentive Plan for our named executive officers are more fully described under “2025 Named Executive Officers Compensation – Annual Incentive Plan.” The following is a tabular summary of the payouts under our 2025 Annual Incentive Plan based on our 2025 financial results, as adjusted:

Performance Metric	Target	Actual	Payout %
Earnings Per Share	$1.42	$1.57	150%
Pre-tax Pre-provision Net Income (in millions)	$73.2	$81.0	150%
Return on Average Assets	1.04%	1.14%	150%

Long-term Incentive Compensation Results from Financial Performance

•      In the first calendar quarter of 2025, we granted equity-based long-term incentive compensation awards under our 2022 Equity Incentive Plan and cash-based long-term incentive compensation awards under our long-term cash incentive compensation plan (“LTI Cash Program”) to help achieve our recruiting, retention, and long-term performance goals. We maintained the following allocation of our total long-term compensation target opportunities: 25% service-based equity awards subject to three-year cliff vesting, 50% performance-based equity awards subject to vesting determined by our average return on equity (“ROE”) compared to the ROE performance of our peer group of banking companies over a three-year period, and 25% performance-based cash awards subject to vesting determined by our total shareholder return (“TSR”) compared to the TSR of our peer group companies over a three-year period.

•      The results of our performance-based long-term incentive awards issued in 2023 for the three-year period that ended on December 31, 2025 were as follows: (i) the long-term equity based incentive awards based on our average ROE achieved the maximum payout of 200% due to our performance relative to our compensation peer group at the 75th percentile, and (ii) the long-term cash-based incentive awards based on our relative TSR performance failed to achieve the threshold level of the 25th percentile of the peer group, resulting in no payout on those awards, each as described more fully under “2025 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans”:

	Weight(1)	Target Percentile	Actual Percentile	Percentage Payout
Relative Average ROE(2)	50%	50th	75.4	200.0%
Relative TSR(3)	25%	50th	21.1	0.0%

(1)     Weighting percentage based on total target long-term incentive opportunity in 2022; service-based restricted stock grants comprised the remaining 25% opportunity.

(2)     Equity-based award with performance and vesting determined as a percentile compared to the average annual ROE of peer group companies for the three-year period ending December 31, 2025. These equity-based awards were granted at the maximum payout level of 200% (2 times) of target opportunity, so the percentage payout opportunities ranged from 10% vesting for attaining the threshold level of the 25th percentile of the peer group, 25% for performing at the 50th percentile, and 100% for performing at or above the 75th percentile.

(3)     Cash-based award with performance and vesting determined as a percentile compared to the TSR of peer group companies for the three-year period ending December 31, 2025. Percentage payout opportunity ranged from 20% at the threshold 25th percentile of the peer group, 100% for performing at the 50th percentile, and 200% for performing at or above the 75th percentile.

Linkages between our financial performance and the resulting payouts for our named executive officers under our annual and long-term incentive programs are described further under the caption “2025 Named Executive Officers Compensation” in this Compensation Discussion and Analysis.

Portions of the foregoing and certain of the following financial presentations in this Compensation Discussion and Analysis include the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. We use these non-GAAP financial measures to monitor and evaluate our on-going performance and allocate resources, and we believe that these non-GAAP measures are useful to investors for financial analyses of Farmers. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on Appendix A to this proxy statement.

Compensation Committee Philosophy on Executive Compensation

Our goal is to hire and retain an executive management team that we believe will create both short-term and long-term institutional success. We seek to achieve this goal by providing a fair, competitive compensation package that includes substantial performance-based, at-risk pay components that are aligned with the Company’s financial performance and strategic plans. We believe in directly linking pay to financial performance, so we structure our compensation plans to drive successful annual and long-term financial performance and ultimately align with long-term shareholder value. We also seek to implement compensation programs that appropriately balance risk and financial results so that our compensation programs maintain and promote our overall safety and soundness.

Each NEO’s compensation currently consists of three primary elements: base salary, annual cash incentive compensation, and long-term incentive compensation. NEOs are also eligible to receive matching contributions to their 401(k) retirement plan accounts, discretionary additional contributions to voluntary deferrals of compensation in a nonqualified deferred compensation plan, and limited perquisites, including an executive physical reimbursement. To help retain a stable executive management team, we have adopted an Executive Separation Policy and have entered into change in control agreements that provide severance benefits upon certain terminations of our executive officers.

We evaluate annually all of our compensation programs, policies, and payouts to assess whether our compensation structure continues to align with our philosophy of paying for financial performance as a means of promoting long-term shareholder value. Based on this evaluation, we determined in 2025 to maintain the general structural elements of our executive compensation programs as described below.

Role of the Compensation Committee in Determining Executive Compensation

The Compensation Committee oversees the compensation programs of our NEOs and establishes our executive compensation philosophy, policies, elements, plans, and arrangements. In addition, the Compensation Committee annually evaluates the performance and compensation of our chief executive officer and receives our chief executive officer’s annual evaluation of our other executive officers, in order to evaluate appropriate compensation adjustments as well as future compensation decisions. The Compensation Committee annually evaluates the alignment of pay and performance of our chief executive officer and chief financial officer. The Compensation Committee also annually reviews overall corporate policies regarding compensation and benefit programs that are generally available to all employees in connection with its annual assessment of risk-based compensation and may recommend changes concerning those programs based on that assessment.

Although the Compensation Committee has authority to approve individual compensation arrangements, as well as authority to engage legal advisors and compensation consultants for advice on compensation issues, the Compensation Committee does not act entirely autonomously in considering and implementation of our compensation plans. For example, the Compensation Committee recommends the terms of compensation related plans such as our 2022 Equity Incentive Plan, subject to final approval of the full independent Board of Directors, and may from time to time request management to provide financial, tax, accounting, or operational information relevant to Compensation Committee deliberations.

Role of Compensation Consultant

During calendar year 2024, the Compensation Committee first engaged Aon (“Aon”) as its outside independent compensation consultant, following a request for proposals from well-qualified, nationally-recognized executive compensation consultants. Pursuant to its engagement terms, Aon reviews, analyzes and provides advice regarding our executive officer and director compensation programs in relation to the objectives of those programs, including comparisons to designated peer group companies and to current best practices, and also provides information and advice on competitive compensation practices and trends, along with specific views on our compensation programs. Aon representatives engage in regular discussions with the Compensation Committee and respond to questions from the Committee and the Committee’s other advisors in providing advice with respect to the design and implementation of current or proposed compensation programs. In 2025, Aon continued to report directly to the Compensation Committee and the Committee retains the sole authority to retain or terminate Aon. Aon did not provide additional services to the Company or its affiliates in an amount in excess of $120,000 during 2025.

Compensation Consultant Independence

The Compensation Committee has the responsibility to consider certain independence factors before selecting compensation consultants and other compensation advisers. In connection with the foregoing, the Compensation Committee reviewed, considered and discussed the relevant factors established by NASDAQ to determine such independence, both by surveying Aon and by soliciting input from members of the Compensation Committee through our annual director and officer questionnaires. Based on its review, consideration and discussion, the Compensation Committee determined that the work performed and to be performed by Aon as the Committee’s compensation consultant has not raised and does not raise any conflict of interest, and also determined that Aon qualifies as independent for purposes of the Exchange Act and NASDAQ Corporate Governance Requirements.

Say-on-Pay Consideration

At the Company’s 2025 Annual Meeting of Shareholders, our shareholders approved on an advisory basis the executive compensation of our NEOs as disclosed in the proxy statement for that Annual Meeting, with over 85% of the Common Shares represented by shareholders present in person or represented by proxy voting “for” such approval. The Compensation Committee evaluated the results of this supportive advisory vote and the analyses of Farmers’ Say on Pay proposal by institutional shareholder governance bodies, together with the other factors and data discussed in the Compensation and Discussion Analysis, in determining Farmers’ executive compensation policies, making executive compensation decisions, and continuing implementation of its compensation philosophy and objectives.

Peer Group Evaluation and Executive Compensation Benchmarks

The Compensation Committee generally has evaluated compensation practices at similarly situated financial institutions to help determine appropriate levels of compensation for financial services executives in our geographic market. The Compensation Committee does not adhere to a strict formula in order to determine executive officer compensation packages, but rather it has relied on a variety of factors including experience, responsibility, individual performance, and our overall financial performance. However, given the competitive nature of the financial services industry generally and the fact that we compete in a market with many significantly larger regional and national banking organizations which can provide attractive compensation packages to top executive talent, the Compensation Committee recognizes the need for Farmers to provide compensation opportunities to retain our high-performing executives and attract new executive talent that are competitive with our identified peer group companies.

The Compensation Committee has consistently utilized a compensation peer group of companies for certain compensation benchmarking purposes. The Compensation Committee uses several factors to identify, evaluate and select peer financial institutions including but not limited to (i) factors of size (e.g., assets (ranging from approximately one-half to two times the asset size of Farmers), revenues, employees, and market capitalization), (ii) factors of profitability and growth (e.g., net revenue and operating income), and (iii) geographic location.

During 2024, with the assistance of Aon, the Compensation Committee re-evaluated the compensation peer group and the criteria used to identify companies to include in the group, and determined to (i) expand the geographic market to include all of Pennsylvania, (ii) exclude financial institutions with consumer loan concentrations of less than 15%, (iii) exclude financial institutions with more than 30% inside ownership, and (iv) exclude companies with more than 100% three-year asset growth (generally due to acquisitions), in efforts to further refine the relevance of the comparative compensation group. Based on that evaluation, the Compensation Committee approved the following peer group for purposes of executive compensation evaluations in 2025 (“2025 Peer Group”):

• Chemung Financial Corp.	• Horizon Bancorp, Inc.
• ChoiceOne Financial Services	• Independent Bank Corporation
• Citizens Financial Services	• Mercantile Bank Corporation
• Citizens & Northern Corp.	• Mid Penn Bancorp, Inc.
• City Holding Company	• MVB Financial Corp.
• Civista Bancshares, Inc.	• Park National Corporation
• Community Trust Bancorp, Inc.	• Peoples Bancorp Inc.
• CNB Financial Corporation	• Peoples Financial ServicesBancorp Inc.
• Farmers & Merchants Bancorp	• Premier Financial Corp.
• Financial Institutions, Inc.	• S&T Bancorp
• First Financial Corporation	• Stock Yards Bancorp, Inc.
• German American Bancorp, Inc.

During 2025, the Compensation Committee reviewed the 2025 peer group and, with the assistance of Aon, determined for the 2026 peer group to add two companies, Orrstown Finance Services and Fidelity D&D Bancorp Inc., and remove Premier Financial Corp. due to a recent acquisition which placed it above the top of the target range of peer group companies.

2025 Named Executive Officers Compensation

Base Salary

Base salaries are intended to reward our named executive officers based on their roles with us and for their performance in those roles. For each named executive officer, base salaries are reviewed annually subject to adjustments based upon our financial performance, the individual performance of the particular executive, and our overall compensation philosophy of providing compensation opportunities to retain our high performing executive officers and attract new executive talent that are competitive with our 2025 Peer Group. The Compensation Committee conducts an annual evaluation of the performance of Mr. Helmick in light of goals and objectives specified for each year. Based on this evaluation process, the Compensation Committee determines the compensation of Mr. Helmick and discusses its determination with all independent directors. During late 2024 and early 2025, the Compensation Committee also undertook an extensive analysis of the amounts and elements of Mr. Helmick’s compensation and certain other executive officers, including recent realized pay of Mr. Helmick, with significant input from its independent compensation consultants and benchmarking to the 2025 Peer Group.

All other executive officers are evaluated on a variety of factors including leadership performance, strategic planning and execution, communication abilities, business knowledge, and awareness and accountability. Based thereon, Mr. Helmick determines whether to recommend base salary increases or decreases based upon individual performance and presents his recommendations on base salary adjustments to the Compensation Committee.

As a result of the evaluations by the Compensation Committee of Mr. Helmick and the recommendations by Mr. Helmick regarding the remaining named executive officers as described above, the following merit-based base salary adjustments were determined for Mr. Helmick and the other named executive officers for calendar year 2025:

2025 Base Salaries and Adjustments

Name	2024 Base Salary	% Increase	2025 Base Salary
Kevin Helmick	$680,030	5.2%	$715,000
Troy Adair	$345,000	5.8%	$365,000
Myke Matuszak	$347,500	5.0%	$365,000
Amber Wallace Soukenik	$310,000	9.7%	$340,007
Mark Wenick	$325,000	4.6%	$340,000

Annual Incentive Plan

The Compensation Committee believes that performance-based annual cash incentives are an effective way to compensate executives for working together as a team to achieve short-term specific corporate level financial goals, which the Compensation Committee and management have established as near-term drivers of our long-term success, as well as certain individualized goals specific to an executive’s role and duties. The following summarizes our Annual Incentive Plan as implemented by the Compensation Committee for 2025.

The Annual Incentive Plan is intended to foster superior financial results by providing equitable and attainable corporate-wide incentives that reward individual and team efforts to achieve specified performance objectives as determined and applied each fiscal year. The program provides our executive officers and certain non-executive employees the opportunity to receive annual cash incentive payments based upon achievement of such corporate and individual performance goals. Our full-time and part-time, regular, non-commissioned-based associates and executives, as well as those of our subsidiaries, are generally eligible to participate in the Annual Incentive Plan.

The Compensation Committee establishes the target bonus opportunities under the Annual Incentive Plan for each eligible NEO expressed as a percentage of their respective base salaries. The following table sets forth the 2025 target bonus opportunities for each participating NEO:

Named Executive Officer	Target Annual Incentive Plan Opportunity (% of base salary)
Kevin Helmick	50%
Troy Adair	35%
Myke Matuszak	35%
Amber Wallace Soukenik	35%
Mark Wenick	35%

Payments under the Annual Incentive Plan are based primarily on achieving pre-established performance goals relating to objective corporate level financial metrics established by the Compensation Committee and secondarily on the results of a subjective evaluation of each individual executive’s performance. Each of the elements has an assigned weight and each of the objective financial criteria has specific targets or goals for the year. In the event that Farmers (or the individual participant) does not meet the specified goal or target for a particular metric, then no compensation is paid with respect to that objective portion of the Annual Incentive Plan.

The Compensation Committee established a threshold payout of 50% of target opportunity upon attaining a threshold level of the objective metrics, a target payout of 100% upon attaining 100% of the target level of the objective metrics, and a maximum payout of 150% of target opportunity upon attaining at or greater than a maximum level of the objective metrics. Performance falling below threshold on a financial metric results in no payout with respect to that metric; for performance falling within each of the percentile ranges, payouts are made on an interpolated basis. Payout opportunity on the subjective elements also ranges from 0% to 150%. The annual incentive program for certain of our NEOs, including Ms. Wallace and Mr. Wenick, include additional performance goals measured by objective performance objectives within their specific areas of responsibility and oversight. Payout opportunities on such line of business metrics also typically range from 0% to 150%.

In establishing the 2025 Annual Incentive Plan objective metrics and targets, the Compensation Committee used the Company’s 2025 budget to set the performance at levels the Committee determined to be reasonably achievable with strong management performance under then current economic and industry conditions. All NEOs were allocated certain weightings of three core corporate financial measures (as adjusted): EPS, pre-tax pre-provision income, and ROA.

The foregoing were the sole objective financial performance criteria allocated to Messrs. Helmick, Adair, and Matuszak. For Ms. Wallace and Mr. Wenick, 50% of each of their annual incentive opportunity was based on our three corporate level objective metrics, and each had additional objective performance metrics based on their respective specific areas of responsibility and oversight. Finally, in addition to the objective performance metrics, a subjective metric was included for each of the named executive officers, weighted at 20% for Messrs. Helmick, Adair, Matuszak, and Mr. Wenick, and 10% for Ms. Wallace. The subjective factor is evaluated based on a scorecard assessment for each individual’s performance. Ms. Wallace’s and Mr. Wenick’s additional internally-measured performance metrics and targets based on areas of responsibility include information that is not otherwise publicly available. Because disclosure of such information could result in competitive harm to Farmers, those area of responsibility metrics and related performance results are not specifically disclosed but the payouts with respect to those measures are set forth below.

The following tables set forth the applicable objective performance metrics, weightings, targets and percentage payouts on the corporate level objective metrics under the Annual Incentive Plan in 2025 for each of our NEOs:

Kevin Helmick, Troy Adair, and Myke Matuszak

Metric	Weight	Threshold	Target	Maximum	Actual	Payout %
EPS	30%	$1.30	$1.42	$1.54	$1.57	150%
Pre-tax Pre-provision Income (millions)	30%	$65.8	$73.2	$80.5	$81.0	150%
ROA	20%	0.95%	1.04%	1.13%	1.14%	150%

Amber Wallace Soukenik

Metric	Weight	Threshold	Target	Maximum	Actual	Payout %
EPS, Pre-tax Pre-provision Income, ROA	50%	$1.30	$1.42	$1.54	$1.57	150%
Retail Production	20%					150%
Marketing Projects	20%					150%

Mark Wenick

Metric	Weight	Threshold	Target	Maximum	Actual	Payout %
EPS, Pre-tax Pre-provision Income, ROA	50%	$1.30	$1.42	$1.54	$1.57	150%
Wealth Management EBITDA	30%					150%

In addition to the objective performance metrics described above, the Compensation Committee included a subjective metric for each of the named executive officers, weighted at 20% of the total bonus opportunity for Messrs. Helmick, Adair, Matuszak, and Wenick, with payout opportunity ranging from 0% to 150%. The weighting of the subjective metric for Ms. Wallace was 10% of her total bonus opportunity, with potential payouts ranging from 0% to 150%. Payouts under the subjective metric were based on evaluations of the individual’s overall job performance during 2025, using an extensive performance review scorecard for each executive. For each named executive officer other than Mr. Helmick, the scorecards were completed by Mr. Helmick and he provided his evaluations to the Compensation Committee and the payouts for subjective portion of the executive’s bonus for 2025. For Mr. Helmick, each member of the Board of Directors provided input on Mr. Helmick’s performance under goals established in five areas of core competencies: Business Planning, Change/Crisis Management, Communications, Self-Management and Development, and Managing Executive Performance and Development. These evaluations were considered by the Compensation Committee in reaching its determination with respect to the payout on the subjective element of Mr. Helmick’s 2025 annual bonus. Based upon such reviews and recommendations, the Compensation Committee approved the following percentage payouts with respect to the subjective element of the total bonus opportunity: (i) Mr. Helmick, 150%; (ii) Mr. Adair, 150%; (iii) Mr. Matuszak, 150%; (iv) Ms. Wallace, 150%; and (vi) Mr. Wenick, 150%.

The Compensation Committee also continued to include a circuit breaker in the 2025 Annual Incentive Plan, based on our “Texas ratio” for the year. The Texas ratio is determined by dividing the amount of Farmers Bank’s non-performing loans, other real estate owned, and loans delinquent for more than 90 days, by Farmers Bank’s tangible capital equity plus its loan loss reserves. If this ratio exceeds 15% for the year, no bonuses are payable under the Annual Incentive Plan. Our Texas ratio for 2025 was approximately 7.8%, well below this circuit breaker level. The Compensation Committee believes that the use of a circuit breaker in our annual bonus program helps maintain minimum levels of safety and soundness of our institution in the context of providing appropriate near-term incentives for achieving superior financial performance objectives.

As a result of the performance of Farmers with respect to the above-described objective metrics and each named executive officer’s individual performance evaluations, the Compensation Committee awarded the following payouts with respect to 2025 performance under the Annual Incentive Plan:

Named Executive Officer	Amount Earned under Annual Incentive Plan	Payout as a Percentage of Target Opportunity
Kevin Helmick	$536,250	150%
Troy Adair	$191,625	150%
Myke Matuszak	$191,625	150%
Amber Wallace Soukenik	$178,503	150%
Mark Wenick	$178,499	150%

Long-Term Incentive Plans

Under our LTI Cash Program, executive officers and certain other employees are eligible to receive awards for possible long-term cash incentive payments based on the achievement of prescribed corporate and/or individual performance metrics. The purpose of the LTI Cash Program is to foster and promote Farmers’ long-term financial success and value by motivating performance through long-term incentive compensation, pending review and approval by the Compensation Committee. The LTI Cash Program is also intended to attract and retain the services of talented individuals and to motivate participants to achieve performance objectives that promote sound and financially healthy growth. The LTI Cash Program may continue until terminated by the Board of Directors.

Our 2022 Equity Incentive Plan was adopted by our Board of Directors and shareholders to promote Farmers’ long-term financial success and increase shareholder value by motivating performance through equity-based long-term incentive compensation. The 2022 Equity Incentive Plan is also intended to encourage participants to acquire ownership interests in the Company, attract and retain talented executives and directors, and enable participants to participate in the Company’s long-term growth and financial success.

Results of 2023-25 Long-Term Incentive Awards

In 2023, the Compensation Committee established target long-term award opportunities for each eligible named executive officer, expressed as a percentage of a participant’s base salary, as follows:

•      25% in service-based equity awards, subject to three-year cliff vesting, and

•      75% in performance-based awards, subject to vesting based on our relative performance on two objective financial measures as compared to the performance of banking companies in our peer group measured over a three-year period ending December 31, 2025 (the “Performance Period”):

•      50% of all long-term incentive awards were equity-based performance awards subject to vesting determined by our average annual ROE compared to ROE performance of our peer group of banking companies over the Performance Period, and

•      25% of all long-term incentive awards were cash-based performance awards subject to vesting determined by our TSR compared to peer group performance over the Performance Period.

The following table sets forth the target level of long-term incentive compensation opportunity established for each participating named executive officer at the time of grant in the first calendar quarter of 2023:

Named Executive Officer	LTI Program Target Opportunity (% of base salary)
Kevin Helmick	55%
Troy Adair	40%
Myke Matuszak	35%
Amber Wallace Soukenik	30%
Mark Wenick	35%

The following table indicates the target performance level and the actual results of our relative TSR and relative average annual ROE performance, each as adjusted, for the Performance Period, with the percentage payouts for the LTI Cash Program and 2022 Equity Incentive Plan awards we granted in 2023. For performance falling below threshold, no award payout or vesting was to occur. Percentage payout opportunities for the cash-based awards under the LTI Cash Program ranged from 20% vesting for performing at the threshold 25th percentile of peer group, 100% for performing at the target 50th percentile, and 200% for performing at or above the 75th percentile. For performance falling within each of the percentile ranges, the payout was determined on an interpolated basis. The share-based awards under the 2022 Equity Incentive Plan were granted at the maximum payout opportunity of 200%, so the percentage payout opportunities ranged from 10% vesting for performing at the threshold level of the 25th percentile of peer group, 50% vesting for performing at the target 50th percentile, and 100% vesting for performing at or above the 75th percentile (equivalent to 200%, or maximum, of target opportunity). The following table summarizes the percentage payouts for our 2023-25 long-term performance-based awards based on Farmers’ performance on the two metrics relative to its peer group for that performance period. Payout amounts under the LTI Cash Program based on relative TSR for each named executive officer are reflected under “Non-Equity Incentive Plan Compensation,” column (g), of the Summary Compensation Table (but no payouts were made with respect to the Performance Period ended 2025). Vesting amounts for the 2022 Equity Incentive Plan awards based on relative average annual ROE as adjusted are included in the amounts reported in the 2025 Option Exercises and Stock Vested table, column (e).

Summary of Vesting of 2023-2025 Long-Term Performance Awards

Performance Metric	Target(1)	Actual	Rank(2)	Payout % of Target
Relative Average ROE	11.5%	14.2%	75.4	200.0%
Relative TSR	129.0%	109.7%	21.1	0.0%

(1)         Median performance (50th percentile) of the peer group companies for the Performance Period.

(2)         Presented as a percentile rank relative to the peer group companies for the Performance Period.

2025-27 Long-Term Incentive Awards Granted in 2025

In 2025, the Compensation Committee established the long-term incentive compensation target opportunities for each eligible named executive officer, expressed as a percentage of base as follows:

Named Executive Officer	2025-2027 LTI Program Target Opportunity (% of base salary)
Kevin Helmick	60%
Troy Adair	40%
Myke Matuszak	40%
Amber Wallace Soukenik	35%
Mark Wenick	35%

In conjunction with establishing the target long-term incentive opportunity for our executive officers in 2025, the Compensation Committee determined to maintain an allocation of 25% of our total long-term compensation opportunity in service-based equity awards subject to three-year cliff vesting. We continued to allocate the remaining 75% of the target long-term incentive opportunity to performance-based awards, for which we continued to use relative TSR and relative average ROE as the performance metrics, with the same allocation of cash-based and equity-based long-term performance awards used in recent years, as follows: (i) 25% in cash-based awards under our LTI Cash Program, subject to vesting based on Farmers’ TSR compared to our peer group over a three-year performance period ending December 31, 2027, and (ii) 50% in equity-based awards under our 2022 Equity Incentive Plan, subject to vesting based on Farmers’ average ROE compared to our peer group over a three-year performance period ending December 31, 2027.

The following table indicates potential percentage payouts at the threshold, target and maximum levels for our long-term incentive awards granted in 2025 under both the LTI Cash Program and the 2022 Equity Incentive Plan, consistent with grants of long-term incentive awards in recent years, with relative performance to be compared to our 2025 Peer Group. The maximum award opportunity was established at 200% of the target opportunity. For performance falling within each of the percentile ranges, payouts and vesting will occur on an interpolated basis.

Vesting Levels	Relative Performance of TSR and Average ROE to Peer Group Companies	Vesting Percent of Target LTI Opportunity
Below threshold	< Peer 25th Percentile	0%
Threshold	= Peer 25th Percentile	20%
Target	= Peer 50th Percentile	100%
Maximum	≥ Peer 75th Percentile	200%

The amounts of the threshold, target and maximum award payouts or vesting that may be received by each of our named executive officers upon completion of the 2025-2027 Performance Period with regard to long-term incentive awards granted in 2025 under the LTI Cash Program and the 2022 Equity Incentive Plan is described in more detail in the 2025 Grants of Plan Based Awards table of this proxy statement.

Clawback Policy

Farmers has adopted a clawback policy as part of its Incentive Compensation Guidelines. The Company maintains a Clawback Policy, as required by Rule 5608 of the Nasdaq Stock Market LLC listing rules, that provides for the recovery of “erroneously awarded” incentive based compensation if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the Compensation Committee and applies to current and former executive officers as described in the Clawback Policy.

401(k) Plan and Company Contributions

All of our employees who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in our 401(k) Profit Sharing Retirement Savings Plan (the “401(k) Plan”). Under the terms of the 401(k) Plan, employees may voluntarily defer a portion of their annual compensation, subject to applicable federal restrictions and deferral limitations, and Farmers Bank matches a percentage of each participant’s voluntary contributions, up to 6% of gross wages. In addition, at the discretion of the Board of Directors, Farmers Bank may make an additional profit sharing contribution to the 401(k) Plan. During 2025, Farmers Bank provided 401(k) Plan matching contributions of 50% for each of the named executive officers (subject to a maximum of 3% of gross wages), but no additional profit sharing contributions were made.

Nonqualified Deferred Compensation Plan

Our Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”) is an unfunded nonqualified retirement plan in which eligible executive officers may voluntarily defer a greater portion of their compensation than permitted by applicable federal restrictions and deferral limitations applicable to our 401(k) Plan. Participating officers are at all times 100% vested in their voluntary deferrals. The Company may also provide matching or discretionary credits to the accounts of eligible officers, as determined by the Company in its sole discretion. The Company currently credits matching contributions equal to 50% of each participant’s voluntary deferrals to the Nonqualified Plan, up to 6% of gross wages (or a 3% match). Any matching or discretionary credits under the Nonqualified Plan vest and become non-forfeitable in accordance with a specified formula that provides for partial vesting starting after completion of two years and full vesting after six years. Upon a Change-in-Control (as defined in the Nonqualified Plan), participants’ benefits under the Nonqualified Plan become fully vested and non-forfeitable. Benefits under the Nonqualified Plan represent unsecured general obligations of the Company to pay participating officers at some time in the future.

The Nonqualified Plan also allows discretionary additional annual contributions to be made by the Company for the benefit of participating officers, based on a percentage of each participant’s total eligible compensation, as determined annually in the discretion of the Compensation Committee. With respect to calendar year 2025, the Compensation Committee approved a discretionary contribution of 3.0%, representing a total amount of approximately $117,761 with respect to eight participating officers. The Compensation Committee approved a 2.5% discretionary contribution in 2025 with respect to calendar year 2024.

The amounts accrued pursuant to the Nonqualified Plan for the benefit of our named executive officers for calendar year 2025 are disclosed in the Summary Compensation Table. The Compensation Committee believes that maintaining this Nonqualified Plan helps to maintain the competitiveness of our executive retirement benefits.

Amounts payable to participating officers under the Nonqualified Plan will be distributed in accordance with the terms of the Nonqualified Plan and elections made by the participating officers. Benefits generally will be paid in a single lump sum unless the participating officer has elected to receive annual installments for a period of up to ten years. The benefits will be paid upon the earliest of a participating officer’s separation from service, death or disability unless the participating officer has elected to receive payments as of a specified date (including the earlier of that date or the occurrence of a regular distribution event). The Nonqualified Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and is being administered in compliance with the applicable regulations under Section 409A.

Perquisites and Other Compensation

Executive officers also participate in broad-based employee benefit plans, such as medical, dental, supplemental disability, retiree health insurance and term life insurance programs. Except for matching contributions in connection with our Nonqualified Plan as described above and country club memberships provided by Farmers to certain of the named executive officers for customer relationship development purposes, executive officers received no perquisites or personal benefits in 2025 that are not available to all employees. The amounts of the benefits received are included in the “All Other Compensation” column (i) of the Summary Compensation Table.

Other Elements of Our Executive Compensation Programs

Employment Agreements, Separation Policy and Change in Control Arrangements

The Compensation Committee carefully considers the use and conditions of any employment related agreements. Although employment agreements that contain severance and change in control arrangements may be appropriate to attract prospective executives who forego significant other employment opportunities, we first determined in 2013 to adopt an Executive Separation Policy that applies to our executive officers and certain senior officers in lieu of employment agreements. In connection with that implementation, we entered into change in control agreements with each of our executive officers (“Change in Control Agreements”). The material provisions of the Executive Separation Policy and the Change in Control Agreements are discussed under the caption “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Employment Agreements, Change in Control Agreements, Executive Separation Policy”.

Overall, the Compensation Committee believes that the implementation of the Executive Separation Policy and Change in Control Agreements is appropriate to help ensure that Farmers will have the continued dedication, undivided loyalty and objective advice from its key executives, even in the event of a potential transaction that could result in a change in control of Farmers. The Separation Policy offers certain protections in the event of certain terminations of employment, while the Change in Control Agreements provide certain protections in the event of a change in control event, but only if the executive’s employment is terminated as a result of (or within a specified period after) a change in control (i.e., a double trigger). The Compensation Committee does not believe that executives should receive compensation benefits merely as a result of a change in control; rather, it believes that our Change in Control Agreements provide our executive officers with adequate protection to help ensure that change in control offers will be evaluated by our executive officers in the best interests of Farmers and our shareholders without regard to concerns that a transaction could eliminate his or her job without appropriate dispensation. The Compensation Committee recognizes that these agreements may also tend to discourage a takeover attempt as a change in control could trigger increased compensation expense as part of the transaction.

Stock Ownership Guidelines and Anti-Hedging Policy

As part of the Company’s Corporate Governance Guidelines, we have adopted stock ownership guidelines for our directors and executive officers which require that, within five years from the date a person first becomes a non-executive director, or within seven years from the date an executive officer is first included as a participant in our long-term incentive equity plans (unless, due to specific facts and circumstances, a different period of time is determined to be appropriate by the Corporate Governance and Nominating Committee), the following amounts of Common Shares be owned:

Position	Minimum Ownership Requirement
Non-executive Director	4.0 x Annual Cash Retainer Fee
Chief Executive Officer/President	2.0 x Annual Base Salary
Chief Banking Officer	1.5 x Annual Base Salary
Chief Financial Officer	1.5 x Annual Base Salary
Other Executive Officers	1.0 x Annual Base Salary

Individuals subject to these guidelines are expected to satisfy certain milestones during the attainment periods to evidence that the individual is making appropriate progress toward achieving their respective ownership amount. In determining compliance with these guidelines, the Compensation Committee considers the beneficial ownership of our executive officers and directors as required to be reported in a proxy statement.

In addition to these requirements, our executive officers and directors are prohibited under our insider trading policy and procedures from pledging our Common Shares, purchasing our Common Shares on margin, engaging in short sales, or engaging in any hedging transaction involving our Common Shares.

Tax Deductibility

Section 162(m) of the Code generally places an annual limit of $1 million on the amount of compensation paid to certain “covered employees” (which include our named executive officers) that may be deducted by the Company. The Compensation Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding executive compensation. Even though some compensation awards may result in non-deductible compensation expenses, the Compensation Committee intends to maintain strong pay-for-performance alignment of executive compensation arrangements.

Director Compensation

The Compensation Committee is also responsible for recommending to the Board of Directors compensation for our non-employee directors. Generally, director compensation is structured in a fashion to attract and retain high quality individuals to serve on the Board of Directors, to compensate such individuals for the time and energy expended in providing us their expertise, considering the size, nature and location of Farmers as a bank holding company competing in our markets. On an annual basis, the Compensation Committee requests that its compensation consultant evaluate our current non-employee director compensation levels relative to our peers. Generally, it is the overall goal of the Compensation Committee to position non-employee director compensation at a median market level.

For calendar year 2025, based on the peer benchmarking annual review described above, the Compensation Committee recommended and the independent members of the Board of Directors approved the following compensation levels for non-employee directors: (a) general annual retainer fee of $85,000, payable $62,500 in cash and $22,500 in restricted stock units to be awarded on the day of the annual meeting of shareholders subject to vesting on the one year anniversary of the grant date, and (b) the following retainers for directors with additional duties: (i) $37,500 for the independent chair of the Board, (ii) $10,000 for the chair of the Audit Committee, and (iii) $7,500 for each chair of the other standing committees of the Board. Director compensation amounts for 2025 are reflected in the Director Compensation table.

Oversight and Risk Management of Compensation Programs

The Compensation Committee oversees the implementation and enforcement of our policies, procedures and practices related to its various compensation programs as part of its duties. This is designed to monitor our compensation policies to ensure that the compensation packages offered to our employees and executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk taking activities. In addition, the Board Enterprise Risk Management Committee works with the Compensation Committee in order to monitor our compensation policies, procedures and practices, as part of its duties to monitor enterprise-wide risk.

The Compensation and Board Enterprise Risk Management Committees believe that our current compensation structure for employees and executive officers does not encourage unnecessary or excessive risk taking to the extent that it would reasonably likely lead to a material adverse effect. It is the opinion of the Compensation and Board Enterprise Risk Management Committees that our current compensation programs appropriately balance risk and the desire to focus on our short-term and long-term goals without encouraging unnecessary or excessive risk taking.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of Farmers or any of our subsidiaries, or was formerly an officer of Farmers or any of our subsidiaries. None of our directors had any business or financial relationship with us requiring disclosure in this proxy statement.

THE COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with Farmers’ management. Based upon this review and discussion, the Compensation Committee recommends to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K.

Compensation Committee:

Frank J. Monaco, Chair

Gregory C. Bestic

Terry A. Moore

David Z. Paull

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides summary compensation information for the individuals serving as our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers serving on December 31, 2025.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Stock Options ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kevin J. Helmick	2025	$686,850	—	$331,913	—	$536,250		$89,230	(3)	$1,644,243
President and Chief	2024	$681,560	—	$302,978	—	$373,452		$77,788	(3)	$1,435,778
Executive Officer	2023	$610,722	—	$256,324	—	$213,332		$78,936	(3)	$1,159,314
Troy Adair	2025	$351,426	—	$112,996	—	$191,625		$32,934	(4)	$688,981
Senior Executive Vice	2024	$346,560	—	$102,498	—	$132,630		$26,524	(4)	$608,212
President Chief Financial Officer	2023	$324,062	—	$94,688	—	$64,206		$32,166	(4)	$515,122
Myke Matuszak	2025	$349,829	—	$112,996	—	$191,625		$35,103	(5)	$689,553
Senior Executive Vice	2024	$348,151	—	$103,244	—	$133,592		$25,746	(5)	$610,733
President Chief Operating Officer	2023	$335,640	$75,000	$158,322	—	$67,643		$25,769	(5)	$662,374
Amber Wallace Soukenik	2025	$327,644	—	$92,073	—	$178,503		$35,486	(6)	$633,706
Senior Executive Vice President Chief Retail and Marketing Officer
Mark Wenick	2025	$326,472	—	$92,073	—	$178,499		$38,305	(7)	$635,349
Senior Executive Vice	2024	$325,000	—	$84,476	—	$132,732		$31,443	(7)	$573,651
President Chief Wealth	2023	$298,581	—	$76,294	—	$84,182		$34,811	(7)	$493,868
Management Officer

(1)   Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted under our equity incentive plans. As further reflected in the 2025 Grants of Plan Based Awards table (i) amounts reported for time-based equity awards granted in 2025 were determined using the closing price of a Common Share on the February 25, 2025 grant date of $14.47, and (ii) amounts reported for performance-based equity awards granted in 2025 were determined using the closing price of a Common Share on the February 25, 2025 grant date of $14.47 and the target vesting levels (assuming our average ROE performance equals the 50th percentile of the average of a group of peer companies over a three-year period ending on December 31, 2027). The maximum value of the performance-based stock awards granted in 2025 to each named executive officer, assuming that the highest level of performance conditions will be achieved and using the closing price of a Common Share on the date of grant of $14.47, is as follows: Mr. Helmick, $442,551; Mr. Adair, $150,662; Mr. Matuszak, $150,662; Ms. Wallace, $122,764; and Mr. Wenick, $122,764. Other assumptions used in the calculation of these amounts are also included in Note 11 “Stock Based Compensation” to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. All service-based restricted stock and performance-based equity awards are subject to vesting as described under “2025 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in this proxy statement.

(2)   The non-equity incentive plan compensation required to be disclosed in this column includes (i) amounts earned under our Annual Incentive Plan as a result of achieving the goals specified for each designated year, as described for 2025 in the table included below under “Executive Compensation and Other Information – Annual Incentive Plan”, plus (ii) the following amounts earned in 2025, 2024, and 2023 with respect to cash-based long-term incentive awards granted in 2023, 2022, and 2021, respectively, under our LTI Cash Program: Mr. Helmick, $0, $0, and $30,415; Mr. Adair, $0, $0, and $11,200; Ms. Wallace, $0 (Ms. Wallace was not a NEO in 2023 or 2024); and Mr. Wenick, $0, $0 and $10,484.

(3)   Amount includes: (i) $10,500 in matching contributions by the Company into Mr. Helmick’s 401(k) Plan account, (ii) $1,464 in group term life insurance expense, (iii) $13,599 in country club dues, and (iv) $61,779 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(4)   Amount includes: (i) $10,500 in matching contributions by the Company into Mr. Adair’s 401(k) Plan account, (ii) $1,464 in group term life insurance expense, (iii) $2,107 in country club dues, and (iv) $16,975 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(5)   Amount includes: (i) $10,500 in matching contributions by the Company into Mr. Matuszak’s 401(k) Plan account, (ii) $1,464 in group term life insurance expense, and (iii) $21,251 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(6)   Amount includes: (i) $10,500 in matching contributions by the Company into Ms. Wallace’s 401(k) Plan account, (ii) $1,442 in group term life insurance expense, and (iii) $21,658 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(7)   Amount includes: (i) $10,500 in matching contributions by the Company into Mr. Wenick’s 401(k) Plan account, (ii) $1,464 in group term life insurance expense, (iii) $7,829 in country club dues, and (iv) $16,774 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

2025 Grants of Plan Based Awards

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)
Kevin J. Helmick	2/25/2025(1)	2/24/2025	$178,750	$357,500	$536,250
	2/25/2025(2)	2/24/2025	$21,450	$107,250	$214,500
	2/25/2025(3)	2/24/2025				3,058	15,292	30,584		$214,547
	2/25/2024(4)	2/24/2025							7,646	$110,638
Troy Adair	2/25/2025(1)	2/24/2025	$63,875	$127,750	$191,625
	2/25/2025(2)	2/24/2025	$7,300	$36,500	$73,000
	2/25/2025(3)	2/24/2025				1,041	5,206	10,412		$73,040
	2/25/2024(4)	2/24/2025							2,603	$37,665
Myke Matuszak	2/25/2025(1)	2/24/2025	$63,875	$127,750	$191,625
	2/25/2025(2)	2/24/2025	$7,300	$36,500	$73,000
	2/25/2025(3)	2/24/2025				1,041	5,206	10,412		$73,040
	2/25/2024(4)	2/24/2025							2,603	$37,665
Amber Wallace Soukenik	2/25/2025(1)	2/24/2025	$59,501	$119,002	$178,503
	2/25/2025(2)	2/24/2025	$5,950	$29,751	$59,502
	2/25/2025(3)	2/24/2025				848	4,242	8,484		$59,515
	2/25/2024(4)	2/24/2025							2,121	$30,691
Mark Wenick	2/25/2025(1)	2/24/2025	$56,875	$119,000	$178,500
	2/25/2025(2)	2/24/2025	$5,950	$29,750	$59,500
	2/25/2025(3)	2/24/2025				848	4,242	8,484		$59,515
	2/25/2024(4)	2/24/2025							2,121	$30,691

(1)   Potential levels of bonus payments under the Annual Incentive Plan with respect to 2025 performance. Further discussion of the Annual Incentive Plan and the potential payouts to participants in that plan is contained under “2025 Named Executive Officers Compensation – Annual Incentive Plan” under the Compensation Discussion and Analysis portion of this proxy statement. The amounts actually earned and paid with respect to 2025 are included under “Non-Equity Incentive Plan Compensation,” column (g), of the Summary Compensation Table.

(2)   Performance-based cash awards under the LTI Cash Program with payouts made on the third anniversary of the award grant date, determined by our TSR performance relative to the average of a group of peer companies over a three-year period ending on December 31, 2027. Performance-based cash awards represent 25% of each NEO’s total long-term incentive compensation opportunity. Further discussion of the LTI Cash Program and the potential award payouts to participants in that plan is contained under “2025 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement.

(3)   Performance-based equity awards granted under the 2022 Equity Incentive Plan with vesting on the third anniversary of the award grant date, determined by our average ROE performance relative to the average of a group of peer companies over a three-year period ending on December 31, 2027. Performance-based cash awards represent 50% of each NEO’s total long-term incentive compensation target opportunity. The grant date fair value of these performance-based equity awards was computed using the target level award in column (g) and a grant date fair value on the date of grant of $14.47 per Common Share (although the number of performance shares granted at the target levels of value for these awards was determined using the average closing price of our Common Shares for the 30-day period preceding the grant date, which was $14.03 per share). Further discussion of our 2022 Equity Incentive Plan and the terms and conditions of vesting of performance-based awards issued to participants thereunder is contained under “2025 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement.

(4)   Service-based equity awards of restricted stock granted under the 2022 Equity Incentive Plan which vest on the third anniversary of the award grant date conditioned on continued employment through such date. The grant date fair value of such awards was calculated using the closing price of our Common Shares on the date of grant of $14.47 per Common Share (although the number of restricted shares granted at the target levels of value for these awards was determined using the average closing price of our Common Shares for the 30-calendar day period preceding the grant date, which was $14.03 per share). Further discussion of our 2022 Equity Incentive Plan and the terms and conditions of vesting of service-based awards issued to participants thereunder is contained under “2025 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement.

2025 Named Executive Officer Compensation Components

The primary elements of each executive officer’s total compensation reported in the Summary Compensation Table are the executive officer’s base salary, annual incentive bonus, and long-term incentive compensation. Each executive officer also received certain other benefits as listed in the “All Other Compensation” column.

Base Salary

In 2025, the Compensation Committee continued to implement its base salary positioning philosophy of seeking to establish executive officer base salaries within 10% +/- of the 50th percentile of similarly-positioned officers of financial institutions in our 2025 Peer Group. Each executive officer’s base salary is reviewed annually and is subject to adjustments based upon our financial performance, individual performance and our overall compensation philosophy. The Compensation Committee conducts an annual evaluation of the performance of Mr. Helmick with input from each independent director in his performance with respect to annually specified goals and objectives. Based on such evaluation and input, the Compensation Committee determines the compensation of Mr. Helmick and discusses its determination with all independent directors. All other executive officers are evaluated on a variety of factors including leadership performance, strategic planning and execution, communication abilities, business knowledge, and awareness and accountability. Based thereon, Mr. Helmick determines whether a base salary increase or decrease is merited based on each individual’s performance and presents his base salary adjustment recommendations to the Compensation Committee. As a result of the Compensation Committee’s evaluation of Mr. Helmick, and the recommendations by Mr. Helmick regarding the other executive officers as described above, our NEOs received the following merit-based base salary adjustments in 2025:

Name	2024 Base Salary	% Increase	2025 Base Salary
Kevin Helmick	$680,030	5.2%	$715,000
Troy Adair	$345,000	5.8%	$365,000
Myke Matuszak	$347,500	5.0%	$365,000
Amber Wallace Soukenik	$310,000	9.7%	$340,007
Mark Wenick	$325,000	4.6%	$340,000

Annual Incentive Plan

Our Annual Incentive Plan provides our executive officers and certain of our non-executive employees the opportunity to receive annual cash incentive payments based upon achievement of certain corporate and individual performance goals. The Annual Incentive Plan is intended to foster superior financial results by providing corporate-wide incentives that reward individual and team effort to achieve specified performance objectives determined for each fiscal year. The 2025 target bonus award opportunities (expressed as a percentage of base salary) and the 2025 bonus targets for each named executive officer under the Annual Incentive Plan are disclosed under “2025 Named Executive Officers Compensation – Annual Incentive Plan” in the Compensation Discussion and Analysis portion of this proxy statement.

Payments under the Annual Incentive Plan are determined primarily based on achievement of pre-established performance goals during a fiscal year relating to objective financial metrics established by the Compensation Committee, and secondarily upon the results of a subjective evaluation of each individual executive’s performance. Each element is assigned a percentage/weighting of the total annual incentive opportunity, and each objective financial metric is prescribed specific targets or goals for the year. In the event that we (or the individual participant) do not meet the specified goal or target for a particular metric, then no compensation is paid with respect to that objective portion of the Annual Incentive Plan. The Compensation Committee established a threshold payout of 50% of the target opportunity upon attaining a threshold level of performance on each objective metric, a target payout of 100% upon attaining the target level of performance of the objective metric targets, and a maximum payout of 150% of target opportunity upon attaining at or greater than a maximum level of the objective metrics. For performance falling within each of the percentile ranges, payouts are made on an interpolated basis.

In establishing the Annual Incentive Plan’s objective metrics and targets for 2025, the Compensation Committee utilized the Company’s budgeting model to set the performance at levels that were determined to be achievable with strong management performance. All NEOs were allocated certain weightings of the following three core corporate financial measures: earnings per share, return on average assets and pre-tax pre-provision net income. The latter metric was first used in 2024 and replaced the prior metric of efficiency ratio. Those were the sole objective performance criteria allocated to Messrs. Helmick, Adair and Matuszak. Ms. Wallace and Mr. Wenick had additional objective metrics based on specific respective areas of responsibility and oversight. Finally, in addition to the objective performance metrics, a subjective metric was included for each of the NEOs, with a weighting of 20% of the total bonus opportunity for Messrs. Helmick, Adair, Matuszak, and Wenick, 10% for Ms. Wallace. The objective performance metrics, weightings, targets and percentage payouts based on actual performance for each of our named executive officers under the Annual Incentive Plan in 2025 is described under “2025 Named Executive Officers Compensation – Annual Incentive Plan” in the Compensation Discussion and Analysis portion of this proxy statement.

Payouts under the subjective element for each NEO were based on evaluations of overall job performance during 2025 using an extensive performance review scorecard for each executive. For each NEO other than Mr. Helmick, the scorecards were completed by Mr. Helmick and provided the basis of his recommendations to the Compensation Committee for payouts on the subjective portion of the executive’s bonus for 2025. For Mr. Helmick, each member of the Board of Directors completed a scorecard which were reviewed by the Compensation Committee in reaching a determination with respect to the subjective element of Mr. Helmick’s 2025 annual bonus. Based upon such reviews, the Compensation Committee approved the following percentage payouts with respect to the subjective element of the total bonus opportunity for each NEO for 2025: (i) Mr. Helmick, 125% of the possible 20% weighting; (ii) Mr. Adair, 125% of the possible 20% weighting; (iii) Mr. Matuszak, 125% of the possible 20% weighting; (iv) Ms. Wallace, 125% of the possible 10% weighting; and (v) Mr. Wenick, 125% of the possible 20% weighting.

Finally, the Compensation Committee includes a circuit breaker in the Annual Incentive Plan based on our “Texas ratio” for the year, determined by dividing the amount of Farmers Bank’s non-performing loans, other real estate owned and loans delinquent for more than 90 days, by Farmers Bank’s tangible capital equity plus its loan loss reserves. If this ratio exceeds 15% for the year, no bonuses are payable under the Annual Incentive Plan. Farmers’ Texas ratio for 2025 was approximately 7.8%, well below this circuit breaker level. The Compensation Committee believes that the use of a circuit breaker as part of our annual bonus program helps maintain minimum levels of safety and soundness of our institution while seeking to provide appropriate near-term incentives for achieving superior financial performance objectives.

As a result of Farmers’ performance with respect to the above-described objective metrics and each NEO’s individual performance evaluations, the Compensation Committee approved the following payouts with respect to 2025 performance under the Annual Incentive Plan:

Named Executive Officer	Amount Earned under Annual Incentive Plan for 2025	Payout as a Percentage of Target Opportunity for 2025
Kevin J. Helmick	$536,250	150%
Troy Adair	$191,625	150%
Myke Matuszak	$191,625	150%
Timothy Shaffer	$178,503	150%
Mark Wenick	$178,499	150%

Long-Term Incentive Compensation

In 2025 , the Compensation Committee approved the issuance to our named executive officers of (i) service-based long-term incentive awards, (ii) performance-based long-term equity incentive awards, and (iii) performance-based long-term cash incentive awards, under both our 2022 Equity Incentive Plan and our LTI Cash Program, the amounts of which are set forth in the 2025 Grants of Plan-Based Awards table of this proxy statement. At our 2022 Annual Meeting of Shareholders, shareholders approved our 2022 Equity Incentive Plan, which superseded our 2017 Equity Incentive Plan. The amounts of the long-term equity based incentive awards granted in 2025, 2024 and 2023 under our 2022 Equity Incentive Plan, and those granted in 2022 under our 2017 Equity Incentive Plan, as outstanding on December 31, 2024, are set forth below in the Outstanding Equity Awards at Year-End table.

A detailed discussion of the vesting criteria and other terms and conditions for such all long-term incentive plan awards is included under “2025 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement.

2025 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Kevin J. Helmick						20,993	(3)	$279,627	30,583	(4)	$407,366
									29,251	(5)	$389,623
									24,134	(6)	$321,465
Troy Adair						7,306	(7)	$97,316	10,409	(4)	$138,648
									9,894	(5)	$131,788
									8,917	(6)	$118,774
Myke Matuszak						7,120	(8)	$94,838	10,409	(4)	$138,648
									9,966	(5)	$132,747
									8.100	(5)	$107,892
Amber Wallace Soukenik						5,526	(9)	$73,606	8,484	(4)	$113,007
									7,779	(5)	$103,616
									5,839	(6)	$77,775
Mark Wenick						5,956	(10)	$79,334	8,484	(4)	$113,007
									8,155	(5)	$108,625
									7,183	(6)	$95,678

(1)   Market value computed using $13.32, the closing price of our Common Shares on December 31, 2025.

(2)   Unearned equity awards are presented based on achievement of maximum performance goals and maximum number of shares issuable with respect to vesting thereof.

(3)   Awards of service-based restricted shares granted under our 2022 Equity Incentive Plan which are subject to vesting on the third anniversary of the date of grant, conditioned on continued employment until such date, the vesting of which would occur as follows: (i) 6,034 on February 22, 2026; (ii) 7,313 on February 23, 2027; and (iii) 7,646 on February 25, 2028.

(4)   Performance-based awards granted during 2025 under our 2022 Equity Incentive Plan that are to vest, if at all, on February 25, 2028, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2027, as described in greater detail under “2025 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement. Any performance awards that do not vest on February 25, 2028 will be forfeited.

(5)   Performance-based awards granted during 2024 under our 2022 Equity Incentive Plan that are to vest, if at all, on February 23, 2027, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2026. No awards will vest if our performance falls below the 25th percentile or threshold level, 10% will vest if performance is at the 25th percentile, 50% will vest if performance is at the 50th percentile, and 100% will vest if performance is at the 75th percentile or above. For performance falling within each of these percentile ranges, payouts and vesting will occur on an interpolated basis. Any performance awards that do not vest on February 23, 2027 will be forfeited.

(6)   Performance-based awards granted during 2023 under our 2022 Equity Incentive Plan that are to vest, if at all, on February 22, 2026, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2025. No awards will vest if our performance falls below the 25th percentile or threshold level, 10% will vest if performance is at the 25th percentile, 50% will vest if performance is at the 50th percentile, and 100% will vest if performance is at the 85th percentile or above. For performance falling within each of these percentile ranges, payouts and vesting will occur on an interpolated basis. Any performance awards that do not vest on February 22, 2026 will be forfeited.

(7)   Awards of service-based restricted shares subject to vesting, conditioned on continued employment, as follows: (i) 2,229 on February 22, 2026; (iv) 2,474 on February 23, 2027; and (iii) 2,603 on February 25, 2028.

(8)   Awards of service-based restricted shares subject to vesting conditioned on continued employment as follows: (i) 2,025 on February 22, 2026; (ii) 2,492 on February 23, 2027; and (iii) 2,603 on February 25, 2028.

(9)   Awards of service-based restricted shares subject to vesting conditioned on continued employment as follows: (i) 1,460 on February 22, 2026; (ii) 1,945 on February 23, 2027; and (iii) 2,121 on February 25, 2028.

(10) Awards of service-based restricted shares subject to vesting on the third anniversary of the date of grant, conditioned on continued employment, the vesting of which would occur as follows: (i) 1,796 on February 22, 2026; (ii) 2,039 on February 23, 2027; and (iii) 2,121 on February 25, 2028.

2025 Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Kevin J. Helmick			40,460	(1)	$582,569	(2)
Troy Adair			13,699	(1)	$197,202	(2)
Myke Matuszak			—		—
Amber Wallace Soukenik			8,562	(1)	$123,253	(2)
Mark Wenick			12,189	(1)	$175,395	(2)

(1)      Amount represents number of shares which vested (i) on February 23, 2025 from an award granted in 2022 under our 2017 Equity Incentive Plan based on the performance of Farmers average ROE relative to the average ROE of our peer group of similar companies during the Performance Period ended on December 31, 2024, and (ii) on February 25, 2025 from an award of service-based restricted shares granted during 2022 under our 2017 Equity Incentive Plan conditioned on continued employment through February 25, 2025.

(2)      Amount represents value realized upon vesting at the vesting date closing price of our Common Shares of $14.32 on the vesting date of February 23, 2025 for shares granted on February 23, 2022, and the vesting date closing prices of our Common Shares of $14.47 on the vesting date of February 25, 2025 for the shares granted on February 25, 2022.

Summary of Equity Awards Vested in 2025

During 2025, equity awards subject to normal vesting for our NEOs other than Mr. Matuszak consisted of performance-based and service-based long-term awards granted in calendar year 2022 which were subject to vesting on the third anniversary of the grant date based on, respectively, our relative average ROE for the three-year performance period ended December 31, 2024 and continued employment through the third anniversary of the grant date. With regard to the performance-based equity awards, the maximum of 200% vested on February 23, 2025, because our relative average ROE for the three-year performance period ending on December 31, 2024 of 15.8% placed us at the 86.7th (i.e., the top performing) percentile of our peer group’s performance for the same period. The grant date of Mr. Matuszak’s service based long-term award was January 3, 2023 in connection with his employment, which vested on January 3, 2025.

2025 Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kevin J. Helmick	$60,000	$61,779	$84,485	—	$1,286,167
Troy Adair	$5,000	$16,975	$2,753	—	$67,956
Myke Matuszak	$14,400	$21,251	$6,129	—	$92,779
Amber Wallace Soukenik	$20,000	$21,658	$14,536	—	$631,542
Mark Wenick	$6,000	$16,774	$9,098	—	$175,854

(1)     Column contains contributions by the Company in the last fiscal year under the Nonqualified Plan. Amounts shown are included in the All Other Compensation column (i) in the Summary Compensation Table.

(2)     Earnings in this column represent estimated earnings on the Nonqualified Plan, which are based upon participant-directed investment allocations. These amounts are not included in the Summary Compensation Table because they do not constitute above market interest or preferential earnings.

Our Nonqualified Plan is described further under “2025 Named Executive Officers Compensation – Nonqualified Deferred Compensation Plan” in the Compensation Discussion and Analysis portion of this proxy statement.

Employment Agreements, Change in Control Agreements, Executive Separation Policy

Employment Agreements

Farmers has no written employment agreements with any of our 2025 NEOs, although potential benefits in connection with certain separations of their employment are governed by a Change in Control Agreement and an Executive Separation Policy, the material terms of each of which are described below.

Change in Control Agreements

Farmers has entered into Change in Control Agreements with each of its executive officers including all of the current NEOs.

In the event that an executive officer’s employment is terminated by Farmers other than for Cause or by the executive for Good Reason during the six-month period commencing prior to a Change in Control (all as defined in the Change in Control Agreement) or the 24-month period thereafter, the executive would be eligible to receive the benefits set forth in the Change in Control Agreement. Those benefits included (i) a payment equal to a multiple of the executive’s annual base salary (three times for Mr. Helmick and two times for Messrs. Adair, Matuszak, Shaffer, and Mr. Wenick); (ii) a payment equal to a multiple of the average of the annual incentive bonus paid to the executive in the three years preceding termination (three times for Mr. Helmick and two times for Messrs. Adair, Matuszak, Shaffer, and Mr. Wenick); (iii) a pro rata incentive bonus payment for the year of termination which assumes that performance has been attained at the “target” level for each executive; (iv) a payment equal to the monthly COBRA premium payable by the executive to continue to receive health benefits at a level similar to which the executive and his spouse and dependents were participating for a period of months (36 for Mr. Helmick and 24 for Messrs. Adair, Matuszak, Shaffer, and Mr. Wenick); and (v) a payment of $20,000 for outplacement services.

Each of the Change in Control Agreements provide for a “cut-back” in the event of any excise tax under Section 280G of the Code, such that the benefits payable to the executive would be reduced to $1.00 less than the amount that causes the payments to be treated as parachute payments under Section 280G of the Code; provided, however, that no reduction will occur if, on an after-tax basis in each case and taking into account all federal, state and local taxes (including any excise tax), the executive would receive a greater amount if no reduction had occurred, thus providing the “best net effect” to the executive.

In order to receive the benefits described above, the executive would be required to execute a general release in favor of Farmers and must also (i) comply with covenants prohibiting the solicitation of customers and employees (for a period of 36 months for Mr. Helmick and 24 months for Messrs. Adair, Matuszak, Shaffer, and Mr. Wenick); (ii) maintain the confidentiality of Farmers’ proprietary and confidential information and (iii) comply with non-disparagement provisions.

Executive Separation Policy

Farmers has adopted an Executive Separation Policy which applies to our Chief Executive Officer and President, and each of our other named executive officers.

In the event that a Covered Executive’s employment is terminated by Farmers for Cause or by the Covered Executive without Good Reason (each as defined in the Executive Separation Policy), then the Covered Executive would be entitled to receive (i) all earned but unpaid compensation for time worked through the date of termination; and (ii) any rights and benefits, if any, as may be provided under other plans and programs of Farmers, determined in accordance with the applicable terms and provisions of such plans and programs, including, without limitation, earned but unused vacation (collectively, the “Accrued Obligations”).

If the Covered Executives employment is terminated by Farmers without Cause or by the Covered Executive with Good Reason, then, in addition to the Accrued Obligations, the Covered Executive would be eligible to receive, upon execution of a release and acceptance of additional restrictive covenants, the following: (i) a lump sum equal to 36-months’ salary for Mr. Helmick or 18-months’ salary for Messrs. Adair, Matuszak, Shaffer, and Mr. Wenick; (ii) a pro rata incentive bonus in a lump sum equal to the bonus the Covered Executive would have earned (assuming performance at the “target” level); (iii) a lump sum amount equal to the monthly COBRA premium payable by the Covered Executive to continue to receive health benefits at a level similar to which the Covered Executive and his or her spouse and dependents were receiving multiplied by 36 (for Mr. Helmick) or 18 (for Messrs. Adair, Matuszak, Shaffer, and Mr. Wenick); and (iv) a lump sum payment in an amount not to exceed $10,000 (for Mr. Helmick) or $7,500 (for Messrs. Adair, Matuszak, Shaffer, and Mr. Wenick) for reasonable outplacement services for up to one year by a firm selected by Farmers.

The Executive Separation Policy defines “Good Reason” to include any of the following: (a) a reduction in a Covered Executive’s annual base salary rate, unless such reduction generally applies to other Covered Executives regardless of the reason(s) therefor; (b) a substantial diminution in a Covered Executive’s duties, authorities or responsibilities; or (c) the relocation of a Covered Executive’s principal place of employment with the Company that meets certain conditions in the Executive Separation Policy. The Executive Separation Policy defines “Cause” to mean (a) the willful or negligent failure by the Covered Executive to substantially perform his or her duties with the Company and, after written notification by the Company to the Covered Executive, the continued failure of the Covered Executive to substantially perform such duties; (b) the willful or negligent engagement by the Covered Executive in conduct which is demonstrably and materially injurious to the Company, financially or otherwise; (c) action or inaction by the Covered Executive that constitutes a breach of a fiduciary duty with respect to the Company or any of its subsidiaries; (d) the violation of any material written policy, rule or regulation of the Company; or (e) the Covered Executive’s material breach of any agreement in respect of confidentiality with the Company, whether or not entered into after the effective date of the Executive Separation Policy.

In order to receive any payments pursuant to the Executive Separation Policy (other than the Accrued Obligations), the Covered Executive would be required to execute a general release in favor of Farmers and must also (i) comply with a non-competition covenant for 12 months; (ii) comply with covenants prohibiting the solicitation of customers and employees for a period of time equal to 24 months for Mr. Helmick or 18-months for Messrs. Adair, Matuszak, Shaffer, and Mr. Wenick; (iii) maintain the confidentiality of Farmers’ proprietary and confidential information and (iv) comply with non-disparagement provisions. Failure to abide by these conditions requires the Covered Executive to return to Farmers, within 10 days after request by Farmers, any amounts Farmers has paid to the Covered Executive under the Executive Separation Policy (other than the Accrued Obligations).

In the event that a Covered Executive is terminated under circumstances that would entitle him or her to payment under a Change in Control Agreement, then the terms of the Change in Control Agreement will be controlling and the Covered Executive would not be entitled to benefits under the Executive Separation Policy.

Potential Payments Upon Termination or Change in Control

The following table summarizes potential amounts payable to each named executive officer under various termination scenarios including those provided pursuant to the terms of the Executive Separation Policy and Change in Control Agreements described in the foregoing section titled “EXECUTIVE COMPENSATION AND OTHER INFORMATION — Employment Agreements, Change in Control Agreements, Executive Separation Policy.” The figures in the table assume termination occurring on December 31, 2025.

2025 Potential Payments Upon Termination or Change in Control

Compensation Components	Death or Disability(1)	Voluntary Termination without Good Reason or Involuntary Termination for Cause(2)	Voluntary Termination with Good Reason or Involuntary Termination without Cause(3)	Voluntary Termination with Good Reason or Involuntary Termination without Cause upon Change in Control(4)	Retirement
Kevin J. Helmick
Severance Pay	—	—	$2,145,000	$2,145,000	—
Benefits	—	—	$84,564	$84,564	—
Annual Incentive Plan	$357,000	—	$357,000	$1,141,942	—
Long-term Incentive Plans(5)	$827,132	—	$279,627	$1,133,358	—
Nonqualified Plan	$1,286,167	$1,286,167	$1,286,167	$1,286,167	—
Total	$2,470,799	$1,286,167	$4,162,858	$5,811,031	—

Troy Adair
Severance Pay	—	—	$517,500	$730,000	—
Benefits	—	—	$25,614	$34,152	—
Annual Incentive Plan	$127,750	—	$127,750	$324,830	—
Long-term Incentive Plans(5)	$290,408	—	$97,316	$394,442	—
Nonqualified Plan	$67,956	$67,956	$67,956	$67,956	—
Total	$486,114	$67,956	$866,136	$1,551,360	—

Myke Matuszak
Severance Pay	—	—	$547,500	$730,000	—
Benefits	—	—	$25,614	$34,152	—
Annual Incentive Plan	$127,750	—	$127,750	$268,265	—
Long-term Incentive Plans(5)	$346,688	—	$161,438	$450,945	—
Nonqualified Plan	$92,779	$92,779	$92,779	$92,779	—
Total	$567,217	$92,779	$955,081	$1,576,141	—

Amber Wallace Soukenik
Severance Pay	—	—	$510,011	$680,014	—
Benefits	—	—	$12,060	$16,080	—
Annual Incentive Plan	$119,002	—	$119,002	$316,279	—
Long-term Incentive Plans(5)	$214,494	—	$73,606	$298,309	—
Nonqualified Plan	$631,542	$631,542	$631,542	$631,542	—
Total	$965,038	$631,542	$1,346,221	$1,942,224	—

Mark Wenick
Severance Pay	—	—	$510,000	$680,000	—
Benefits	—	—	$41,922	$55,896	—
Annual Incentive Plan	$119,000	—	$119,000	$669,768	—
Long-term Incentive Plans(5)	$246,382	—	$79,334	$351,301	—
Nonqualified Plan	$175,854	$175,854	$175,854	$1,375,854	—
Total	$541,236	$175,854	$926,110	$1,602,819	—

(1)   No severance benefits are provided upon a named executive officer’s death or disability other than (i) payment of the target amount under our Annual Incentive Plan, (ii) vesting of long-term incentive plan awards, and (iii) amounts vested under our Nonqualified Plan. All outstanding service-based awards fully vest upon death or disability. A pro rata portion of outstanding performance-based awards, both cash- and equity-based, vest upon death or disability, but are settled only at the end of the normal vesting period and only to the extent determined by the performance criteria over the performance period. For purposes of this calculation, it was assumed that the pro rata amount of outstanding performance-based long-term incentive awards would vest at their target levels of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 31, 2025 of $13.32.

(2)   Our Executive Separation Policy provides the participating executives with the following benefits as a result of a voluntary termination without Good Reason or an involuntary termination by Farmers Bank for Cause (each as defined in the Executive Separation Policy): (a) their Accrued Obligations; and (b) any rights and benefits, if any, provided under plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs, including, without limitation, earned but unused vacation (however the table assumes that the executives would receive no benefit for unused paid time off as of December 31, 2025, as unused paid time off cannot be carried over from one year to the next).

(3)   Our Executive Separation Policy generally provides the Covered Executives the following benefits as a result of a termination by the Company without Cause or by the Covered Executives for Good Reason: (a) the Accrued Obligations, (b) a lump sum equal to 36-months’ salary for Mr. Helmick or 18-months’ salary for Messrs. Adair, Matuszak, Shaffer and Wenick; (c) a pro rata incentive bonus in a lump sum equal to the bonus the Covered Executive would have earned (assuming performance at the “target” level); (d) a lump sum amount equal to the monthly COBRA premium payable by the Covered Executive to continue to receive health benefits at a level similar to which the Covered Executive and his or her spouse and dependents were receiving multiplied by 36 (for Mr. Helmick) or 18 (for Messrs. Adair, Matuszak, and Wenick, and Ms. Wallace); and (e) a lump sum payment in an amount not to exceed $10,000 (for Mr. Helmick) or $7,500 (for Messrs. Adair, Matuszak, and Wenick, and Ms. Wallace) for reasonable outplacement services for up to one year by a firm selected by Farmers. All outstanding service-based awards fully vest (calculated using the closing price of our Common Shares on December 31, 2025 of $13.32), and all outstanding performance-based awards are forfeited. Because termination is assumed for purposes of the table to have occurred on December 31, 2025, the annual incentive benefit payable to the executives is a full year bonus at the “target” level and not a pro rata portion of that annual incentive benefit. The table also assumes that the executives would receive no benefit for unused paid time off as of December 31, 2025, as unused paid time off cannot be carried over from one year to the next.

(4)   The Change in Control Agreements with our named executive officers provide for the following payments if employment is terminated by the Company other than for Cause or by the executive for Good Reason (as each defined in the Change in Control Agreements): (a) a payment in an amount equal to the executive’s annual base salary multiplied by three for Mr. Helmick, or two times for Messrs. Adair, Matuszak, and Wenick, and Ms. Wallace; (b) a lump sum amount equal to the average of the annual incentive bonus paid to the executive in the three years preceding termination multiplied by three for Mr. Helmick, or two times for Messrs. Adair, Matuszak, and Wenick, and Ms. Wallace; (c) a pro rata incentive bonus of the year of termination (assuming performance had been attained at the “target” level); (d) a lump sum payment in an amount equal to the monthly COBRA premium payable by the executive to continue to receive health benefits at a level similar to which the executive and his spouse and dependents were participating multiplied by 36 for Mr. Helmick, or 24 for Messrs. Adair, Matuszak, and Wenick, and Ms. Wallace; and (e) a lump sum of $20,000 for outplacement services. Upon a voluntary termination for Good Reason or an involuntary termination without Cause within two years following a Change in Control, (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based long-term incentive awards vest and are settled at the “target” level of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 31, 2025 of $13.32.

(5)   Upon death or disability (i) all outstanding service-based awards fully vest, and (ii) a pro rata portion of outstanding performance-based awards, both cash- and equity-based, vest subject to settlement only at the end of the normal vesting period and only to the extent determined by the performance criteria over the performance period. For purposes of these calculations, it was assumed that the pro rata amount of outstanding performance-based long-term incentive awards would vest at target levels of performance. Upon voluntary termination without Good Reason or involuntary termination for Cause, all outstanding long-term incentive awards are forfeited. Upon voluntary termination with Good Reason or involuntary termination without Cause (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based awards are forfeited. Upon a voluntary termination for Good Reason or an involuntary termination without Cause within two years following a Change in Control, (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based long-term incentive awards vest and are settled at the “target” level of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 31, 2025 of $13.32.

EQUITY COMPENSATION PLAN INFORMATION

Our 2022 Equity Incentive Plan authorizes the Company to issue up to 1,000,000 Common Shares to our employees and non-employee directors in exchange for consideration in the form of goods or services. Information on awards outstanding under such plans as of December 31, 2025, is set forth below:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	102,336	—	352,265
Equity compensation plans not approved by security holders	N/A	—	—
Total	102,336	—	352,265

(1)     Amount represents awards of performance-based shares granted pursuant to the 2022 Equity Incentive Plan, the vesting of which is contingent upon corporate performance measured by evaluating our average ROE relative to the average ROE of a peer group of financial institutions during the applicable three-year performance period commencing in the year of grant. Amount does not include outstanding awards of service-based restricted shares totaling 176,915, which are subject to vesting within the third anniversaries of the grant dates, conditioned upon continued employment of the participants on such anniversary dates.

(2)     The weighted average exercise price is not determinable for the awards of performance-based shares described in footnote (1).

(3)     Amount represents shares available for future issuance under the 2022 Equity Incentive Plan at December 31, 2025.

2025 DIRECTOR COMPENSATION

The following table sets forth compensation that each of Farmers’ current non-employee directors received in 2025. Mr. Helmick, as a Farmers executive, does not receive additional compensation for his services as a director. For additional description of our director compensation, see Other Elements of Our Executive Compensation Programs – Director Compensation in Compensation Discussion and Analysis.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Gregory C. Bestic	$72,500	$22,581	$95,081
Carl D. Culp	$70,000	$22,581	$92,581
Neil J. Kaback	$62,500	$22,581	$85,081
Frank J. Monaco	$70,000	$22,581	$92,581
Terry A. Moore	$107,500	$22,581	$130,081
Edward W. Muransky	$70,000	$22,581	$92,581
David Z. Paull	$62,500	$22,581	$85,081
Gina A. Richardson	$62,500	$22,581	$85,081
Andre Thornton	$62,500	$22,581	$85,081
Nicholas D. Varischetti	$62,500	$22,581	$85,081

(1)   Amounts reflect all cash amounts received during 2025 for services as a director, including an annual cash retainer of $62,500 and the following amounts paid in cash to directors with additional duties: (i) $37,500 for the independent chair of the Board; (ii) $10,000 for the chair of the Audit Committee; and (iii) $7,500 for all other committee chairs, including Executive Committee.

(2)   Stock Award amounts do not reflect compensation actually received by the directors in 2025. Rather, the amounts shown reflect the grant date fair market value of 1,778 restricted stock units awarded to non-employee directors on April 17, 2025 with respect to their service commencing on that date. The number of restricted stock units were determined by dividing $22,581 by the average closing price of our Common Shares during the 30-day period preceding the grant. All such restricted stock unit awards are subject to vesting on the date of the 2026 Annual Meeting of Shareholders.

(3)   No non-employee director received non-equity incentive plan compensation, participated in any Company pension or nonqualified deferred compensation plan, or received any other compensation in connection with their services.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) for our principal executive officer (“PEO”) and our non-PEO named executive officers (“Non-PEO NEOs”) and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with performance, refer to the Compensation Discussion and Analysis portion of this proxy statement.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (millions)(7)	Core Net Income (millions)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$1,644,243	$1,565,033	$661,897	$619,517	$98	$106	$54.6	$59.0
2024	$1,435,778	$1,413,407	$583,847	$578,350	$103	$120	$45.9	$48.2
2023	$1,159,314	$1,183,259	$541,464	$537,863	$108	$100	$49.9	$61.8
2022	$1,471,138	$1,137,486	$505,850	$450,071	$84	$84	$60.6	$64.0
2021	$1,528,022	$1,826,820	$525,658	$596,591	$144	$146	$51.8	$62.3

(1)   The amounts reported in column (b) are the amounts of total compensation reported for Mr. Helmick, our PEO, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation and Other Information – Summary Compensation Table.”

(2)   The amounts reported in column (c) represent the amount of CAP for Mr. Helmick as computed in accordance with Item 402(v) of Regulation S-K. Amounts do not reflect the actual amount of compensation earned by or paid to Mr. Helmick during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Helmick’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2025	$1,644,243	$331,913	$252,703	$1,565,033
2024	$1,435,778	$302,978	$280,607	$1,413,407
2023	$1,159,314	$256,324	$280,269	$1,183,259
2022	$1,471,138	$575,207	$241,555	$1,137,486
2021	$1,528,022	$199,768	$498,566	$1,826,820

(a)   The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)   The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year (from the end of the prior fiscal year); (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date in fair value (from the end of the prior fiscal year); (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$305,534	$(60,059)	N/A	$7,228	$0	N/A	$252,703
2024	$311,973	$(16,244)	N/A	$(15,122)	$0	N/A	$280,607
2023	$261,574	$14,149	N/A	$4,546	$0	N/A	$280,269
2022	$462,571	$(192,235)	N/A	$(28,781)	$0	N/A	$241,555
2021	$263,002	$224,020	N/A	$11,544	$0	N/A	$498,566

(3)   Amounts reported in column (d) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non–CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Troy Adair, Myke Matuszak, Amber Wallace Soukenik, and Mark Wenick; (ii) for 2024 and 2023, Troy Adair, Myke Matuszak, Timothy F. Shaffer, and Mark Wenick; (iii) for 2022, Troy Adair, Tim Carney, James Gasior, and Mark Wenick; and (iv) for 2021, Troy Adair, Carl D. Culp, Timothy F. Shaffer, Amber Wallace Soukenik, and Mark Wenick.

(4)   Amounts reported in column (e) represent the average amount of CAP for the Non-PEO NEOs as a group as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the CAP, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$661,897	$102,534	$60,154	$619,517
2024	$583,847	$92,700	$87,203	$578,350
2023	$541,464	$108,451	$104,850	$537,863
2022	$505,850	$142,108	$86,329	$450,071
2021	$525,658	$83,035	$154,328	$596,591

(a)         The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$75,508	$(16,238)	N/A	$884	$0	N/A	$60,154
2024	$95,452	$(4,605)	N/A	$(3,644)	$0	N/A	$87,203
2023	$102,086	$4,277	N/A	$(1,513)	$0	N/A	$104,850
2022	$114,146	$(22,858)	N/A	$(4,959)	$0	N/A	$86,329
2021	$103,806	$47,864	N/A	$2,658	$0	N/A	$154,328

(5)   Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)   Represents the peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index, which is also included in the five year cumulative total return chart included in the Company’s 2024 Annual Report on Form 10-K: Dow Jones U.S. MicroCap Banks Index.

(7)   Amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)   Core net income is defined as net income adjusted for certain after-tax items including acquisition related costs, litigation settlement income, litigation settlement legal expense, a charitable donation, and net losses on asset/security sales. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Core Net Income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in the Compensation Discussion and Analysis portion of this proxy statement, the Company’s executive compensation program embraces a pay-for-performance philosophy. The metrics used for both our long-term and short-term incentive awards are selected based on an overall objective of providing incentives to our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year are as follows:

•         Earnings per Share (adjusted) (EPS)

•         Return on Average Assets

•         Pre-tax Pre-provision Net Income

Analysis of Information Presented in Pay versus Performance Table

As described in greater detail under the Compensation Discussion and Analysis portion of this proxy statement, the Company’s executive compensation program reflects a strong pay-for-performance philosophy with an emphasis on variable, performance-based compensation. While the Company uses several objective metrics to align executive compensation with our financial performance, we do not specifically align such metrics with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following tables reflect the relationships between certain of the information presented in the Pay versus Performance table and CAP.

CEO PAY RATIO DISCLOSURE

CEO Pay Ratio

Pursuant to Commission regulations adopted under the Dodd-Frank Act, we are required to calculate and disclose the ratio of the annual total compensation of our chief executive officer, Mr. Helmick, compared to the total annual compensation of our employee whose compensation represents the median compensation of all employees other than Mr. Helmick.

To identify such “median employee” we added the salary paid to each employee (other than Mr. Helmick) during 2025 plus all other compensation paid to each employee for services rendered during 2025, to arrive at total compensation paid to each employee with respect to 2025. We used the amount of salary paid during 2025, rather than salary paid for services rendered during 2025 regardless of when actually paid, for purposes of identifying the median employee. We calculated the compensation of each of our employees who was employed by the Company as of December 31, 2025. The compensation of full-time, permanent employees who were hired after January 1, 2025 was annualized. The compensation of part-time, temporary and seasonal employees was not adjusted to a full-time or full-year equivalent. We included for each employee all forms of compensation that were paid to that employee during 2025, including, as applicable, the following:

•         Base salary or wages, including overtime

•         Bonuses

•         Grants of time-based long-term incentive compensation awards

•         Other incentive compensation, including vesting of performance-based long-term incentive compensation awards

•         Service awards for years of service to Farmers

•         Christmas gifts

•         401(k) plan matching contributions

•         Nonqualified deferred compensation

•         Nonqualified executive retirement compensation

•         Health insurance premiums

•         Country club dues

•         Group term life insurance, AD&D, and long-term and short-term disability premiums

After calculating each employee’s annual total compensation, we ranked the annual total compensation of all employees other than Mr. Helmick from lowest to highest and identified the middle employee in the list as the median employee. We then calculated the annual total compensation of both Mr. Helmick and such median employee for the 2025 calendar year in a manner consistent with the rules for determining amounts disclosed in the Summary Compensation Table in the Executive Compensation and Other Information portion of this proxy statement. The calculations yielded the following results:

Annual total compensation of Mr. Helmick	$1,959,184
The median employee’s annual total compensation	$63,934
The ratio of Mr. Helmick’s annual total compensation to the median employee’s annual total compensation	30.64:1

The Compensation Committee believes our compensation program must be equitable to all employees to motivate our employees to perform in manners that enhance shareholder value. We will continue to monitor the relationship of the compensation of our executive officers, including our chief executive officer, to the compensation of non-executive employees.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for Farmers’ internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Farmers’ consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Committee Chair, as representative of the Committee, discusses the interim financial information contained in quarterly earnings announcements with both management and the independent registered public accounting firm prior to public release. The Audit Committee also recommends to the Board of Directors the appointment of Farmers’ independent registered public accounting firm and must pre-approve all services provided.

NASDAQ rules require each member of the Audit Committee to be able to read and understand financial statements. The Company believes that each member of the Audit Committee as constituted satisfies this requirement. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Farmers’ financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee met and held discussions with Farmers’ management, who represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with both management and Crowe LLP (“Crowe”), Farmers’ independent registered public accounting firm for the year ended December 31, 2025. The Audit Committee also discussed with Crowe matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard (AS) 1301 (previously AS No. 16). Crowe provided to the Audit Committee written disclosures pursuant to Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence). The Audit Committee has discussed with Crowe any relationships with or services to Farmers or its subsidiaries that may impact the objectivity and independence of Crowe, and the Audit Committee has satisfied itself as to Crowe’s independence.

Based upon the Audit Committee’s discussion with management and Crowe, and the Committee’s review of the representation of management and the report of Crowe to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2025 be included in Farmers’ Annual Report on Form 10-K filed with the Commission.

The Audit Committee:

Gregory C. Bestic, Chair

Neil J. Kaback

Gina A. Richardson

Nicholas D. Varischetti

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Upon the recommendation and approval of the Audit Committee of the Board of Directors and the approval by the Board of Directors, the Company has selected Crowe to act as the independent registered public accounting firm to examine Farmers’ books, records and accounts and those of its subsidiaries for the year ending December 31, 2026. This appointment is being presented to shareholders for ratification or rejection at the Annual Meeting.

The Company appointed Crowe to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026, upon the recommendation and approval of the Audit Committee and the approval by the Board of Directors. Crowe has served as the Company’s independent registered public accounting firm commencing in 2023. Crowe is considered by the Audit Committee and the Board of Directors to be well qualified. By NASDAQ and Commission rules and regulations, the selection and appointment of Farmers’ independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this appointment as both a good corporate practice and to provide shareholders an avenue to express their views on this important matter.

Representatives of Crowe will be present (via the live webcast) during the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the Common Shares represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment of Crowe as our independent registered public accounting firm for the year ending December 31, 2026. A properly executed proxy marked "abstain" with respect to Proposal 3 will not be voted with respect to the proposal. Accordingly, for purposes of Proposal 3, abstentions will be counted in determining the required vote and will have the effect of a vote "against" the proposal.

Even if the appointment of Crowe is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate Crowe’s engagement and appoint another independent registered public accounting firm if the Audit Committee determines such action is appropriate or necessary. If the appointment of Crowe is not ratified by shareholders, the Audit Committee will reconsider the appointment but may decide to maintain the appointment.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMEND A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT YEAR

Independent Registered Public Accounting Firm Fees

Fees for professional services rendered by Crowe for fiscal 2025 and 2024 were as follows:

	2025	2024
Audit Fees	$679,000	$585,750
Audit-Related Fees	$46,074	$46,074
Tax Fees	$45,440	$50,375
All Other Fees	—	—
Total Fees	$770,514	$682,199

Audit Fees consist of fees billed by Farmers’ independent registered public accounting firm for the audit of Farmers’ annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, statutory and subsidiary audits and services provided in connection with regulatory filings during 2025.

Tax Fees represent fees for professional services for tax compliance, tax advice and tax planning.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Crowe and has concluded that it is.

Pre-Approval of Fees

Under applicable Commission rules, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent registered public accounting firm. All of the services related to Audit-Related Fees, Tax Fees or All Other Fees described above were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy is contained in the Audit Committee Charter, a current copy of which is available at www.farmersbankgroup.com.

PROPOSAL FOUR — ADOPTION AND APPROVAL OF THE FARMERS NATIONAL BANC CORP. 2026 EQUITY INCENTIVE PLAN

Background

On February 24, 2026, the Board of Directors adopted the Farmers National Banc Corp. 2026 Equity Incentive Plan (the “2026 Incentive Plan”), subject to shareholder approval. Farmers is asking its shareholders to approve the 2026 Incentive Plan so that it may utilize equity and performance-based compensation to achieve the Company’s performance, recruiting, retention and incentive goals. Farmers strongly believes that approval of the 2026 Incentive Plan is essential to the Company’s continued success. The Board of Directors and management believe that equity compensation is a valuable tool to attract and retain exceptional personnel, motivate performance and most importantly to help align the interests of Farmers’ employees and directors with the interests of the Company’s shareholders. In addition, the Board of Directors and management believe that equity-based awards are a competitive necessity in the financial services industry, and are essential to recruiting and retaining the individuals needed to successfully execute Farmers’ business plan and continue its strong performance in the future.

By approving the 2026 Incentive Plan, the Compensation Committee will continue to have the ability to grant equity-based incentive compensation, in appropriate amounts, in order to promote executive attraction and retention as well as enhance the long-term alignment between Farmers’ executives and the Company’s shareholders, with the ultimate goal of increasing shareholder value. If the 2026 Incentive Plan is approved, the Compensation Committee anticipates there will be a sufficient number of Common Shares available for issuance under the 2026 Incentive Plan to provide equity-based incentive compensation in appropriate amounts over the next four years.

The Company currently maintains the Farmers National Banc Corp. 2022 Equity Incentive Plan (“2022 Incentive Plan”) as its only equity incentive plan. The following describes the total shares which may be delivered under the 2022 Incentive Plan pursuant to awards outstanding under the plan as of the record date of February 25, 2026. As of the record date, 37,738,759 Common Shares were outstanding. However, on March 2, 2026, Farmers completed its acquisition of Middlefield Banc Corp. (“Middlefield”), at which time Farmers’ outstanding Common Shares increased to approximately 59,189,887 due to the issuance of Farmers Common Shares to the former shareholders of Middlefield Banc Corp. in connection with the merger of Middlefield with and into Farmers. The number of Farmers’ outstanding Common Shares will not materially change between March 2, 2026 and the date of this proxy statement of March 16, 2026.

Total shares subject to outstanding awards under the 2022 Incentive Plan as of February 25, 2026 were 539,012 (or approximately 1.43% of our outstanding Common Shares as of the record date) comprised of the following:

●	Outstanding and unvested service-based restricted stock: 208,549

●	Outstanding and unvested performance-based restricted stock units (assuming that outstanding awards vest and are settled at maximum performance: 330,463

●	Outstanding stock options: 0 (not authorized under 2022 Incentive Plan)

●	Outstanding stock appreciation rights: 0 (not authorized under 2022 Incentive Plan)

The maximum number of new awards that may be granted in the ordinary course after March 16, 2026 until the 2026 Annual Meeting of Shareholders is 50,750. As of March 16, 2026, the number of shares that otherwise remained available for future awards under the 2022 Incentive Plan that no longer are available for future awards (assuming the 2026 Incentive Plan is approved by shareholders at the 2026 Annual Meeting of Shareholders) totaled 109,194. If the 2026 Incentive Plan is approved by shareholders at the 2026 Annual Meeting of Shareholders, any shares remaining in the 2022 Incentive Plan will no longer be available for future awards, and any shares under previous awards which are forfeited will likewise not be available for reissuance in connection with any future award.

The aggregate number of shares of common stock requested to be available for grants of awards under the 2026 Incentive Plan is 1,000,000. In determining the number of shares to request for issuance under the 2026 Incentive Plan, we considered the dilutive impact of the number of awards granted and earned under the 2022 Incentive Plan over the last four calendar years, which we believe has been well-managed.

Highlights of the 2026 Incentive Plan

The 2026 Incentive Plan authorizes the granting of awards of restricted stock, stock units and share awards, each of which may also be granted as performance-based awards. The 2026 Incentive Plan has been designed to include a number of provisions believed to promote best practices by reinforcing the alignment between equity compensation arrangements and shareholders’ interests. These provisions include the following:

●

Reasonable Share Authorization. The 1,000,000 Common Shares authorized for issuance under the 2026 Incentive Plan represent approximately 2.66% of Farmers’ outstanding Common Shares as of February 25, 2026 (or only 1.69% of outstanding Common Shares on March 2, 2026, following the acquisition of Middlefield).

●

Only “Full Value” Awards Available for Grant. The 2026 Incentive Plan permits only “full value” awards of restricted stock, stock units and share awards to be granted to participants; no stock options or stock appreciation rights are authorized under the 2026 Incentive Plan.

●

Administration by Independent Directors. The 2026 Incentive Plan will be administered by the Compensation Committee, whose members all satisfy the NASDAQ standards for independence and the disinterested administration requirements of Rule 16b-3 under the Exchange Act.

●	No Liberal Share Counting. The 2026 Incentive Plan prohibits liberal share counting and does not allow any Common Shares withheld for the payment of taxes to again be granted as awards.

●	Minimum Vesting Period. The minimum vesting period for any award issued under the 2026 Incentive Plan is one year, except for a limited number (50,000) of unrestricted share awards.

●

Non-employee Director Participation. Non-employee directors selected by the Compensation Committee are eligible to participate in the 2026 Incentive Plan, however, the maximum aggregate fair market value of Common Shares associated with any award made under the 2026 Incentive Plan in any calendar year to any one non-employee director is $100,000.

●

Change in Control Vesting. The 2026 Incentive Plan allows for accelerated vesting of all unvested awards in the event of a change in control, and, if the award is a performance-based award, the award may vest as though the performance objectives were achieved at the “target” level of performance.

Summary Description of the 2026 Incentive Plan

The principal features of the 2026 Incentive Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2026 Incentive Plan, which is attached to this proxy statement as Appendix B. We urge you to reach the 2026 Incentive Plan in its entirety.

●

Purpose. The purpose of the 2026 Incentive Plan is to promote Farmers’ long-term financial success and increase shareholder value by motivating performance through equity-based incentive compensation. The 2026 Incentive Plan is also intended to encourage participants to acquire ownership interests in Farmers, to attract and retain talented employees and directors and enable participants to participate in the Company’s long-term growth and financial success.

●

Administration. The 2026 Incentive Plan will be administered by the Compensation Committee, which has full power and authority to: (i) interpret the 2026 Incentive Plan and any award agreement issued thereunder; (ii) establish, amend and rescind any rules and regulations relating to the 2026 Incentive Plan; (iii) select participants; (iv) establish the terms and conditions of any award consistent with the terms and conditions of the 2026 Incentive Plan, including when the award may vest; and (v) make any other determinations that it deems necessary or desirable for the administration of the 2026 Incentive Plan. The Compensation Committee may delegate any ministerial duties associated with the 2026 Incentive Plan, other than duties that the Compensation Committee is required to discharge to comply with applicable law, rules or policies, including, without limitation, the provisions of Section 16 of the Exchange Act and the regulations promulgated thereunder.

●

Eligibility. The Compensation Committee may select any employees of Farmers and its affiliates and any non-employee directors of Farmers to receive awards under the 2026 Incentive Plan. However, the maximum aggregate fair market value of Common Shares associated with any award made under the 2026 Incentive Plan in any calendar year to any one non-employee director shall be $100,000. As of March 2, 2026, there were twelve non-employee directors of Farmers and approximately 900 employees of the Company and its affiliates who are eligible to receive awards under the 2026 Incentive Plan.

Types of Awards

●

Restricted Stock. Restricted stock consists of an award of Common Shares granted to a participant subject to limitations on transferability and a risk of forfeiture if certain terms and conditions are not met. These terms and conditions may include time- or performance-based restrictions, as determined by the Compensation Committee. Unless otherwise provided in the award agreement, a participant who has been granted restricted stock will have the right to vote the restricted stock during the restriction period and receive dividends with respect to the shares of restricted stock (which will be subject to the same limitations as the restricted stock).

●

Stock Units. Stock units consist of the right to receive a specified number of Common Shares or a cash payment equal to the fair market value of a specified number of Common Shares granted to a participant, subject to a risk of forfeiture if certain terms and conditions are not met. These terms and conditions may include time- or performance-based restrictions, as determined by the Compensation Committee. A participant who has been granted stock units will have no rights to vote the Common Shares underlying the stock units, but may be granted dividend equivalent rights (which will be subject to the same limitations as the related stock units).

●

Share Awards. Share awards consist of an award of unrestricted Common Shares granted to a participant on terms and conditions as determined by the Compensation Committee. The maximum aggregate number of share awards is 50,000 or five percent (5%) of the 1,000,000 total Common Shares eligible for issuance.

●

Performance-Based Awards. Awards of restricted stock and stock units may be granted subject to satisfaction or attainment of performance criteria, which may be applied to individual participants or to groups of participants, and may be based on the results achieved separately or collectively by the individual participant, Farmers, Farmers and one or more affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index. The performance criteria include: (i) revenue; (ii) net earnings or net income (before or after taxes); (iii) earnings per share; (iv) deposit or asset growth; (v) net operating income; (vi) return measures (including return on assets and equity); (vi) fee income; (vii) earnings before or after taxes, interest, depreciation and/or amortization; (viii) interest spread; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) expense targets; (xii) credit quality; (xiii) efficiency ratio; (xiv) market share; (xv) customer satisfaction; (xvi) asset quality measures; (xvii) net income after cost of capital; (xviii) strategic objectives (including branding, mergers and acquisitions, succession management, dynamic market response, new product build out, expense reduction initiatives, risk management and regulatory compliance); or (xix) such other measures as the Compensation Committee may select from time to time.

Shares Available for Awards

●

Share Pool. Subject to the adjustments discussed below, the aggregate number of Common Shares available for the grant of awards under the 2026 Incentive Plan will be 1,000,000. Common Shares issued under the 2026 Incentive Plan may consist of treasury shares, authorized but unissued shares, or shares purchased in either a private transaction or in the open market.

●

Share Usage. When an award is granted, the number of Common Shares available for issuance under the 2026 Incentive Plan will be reduced by the number of Common Shares subject to such award, although the following Common Shares may be again available for issuance as awards: (i) Common Shares covered by an award that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of shares; (ii) Common Shares covered by an award that, by its terms, is settled only in cash; (iii) Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company or other entity to individuals who become participants in the 2026 Incentive Plan as the result of a merger, consolidation, acquisition or other corporate transaction involving such company or other entity and Farmers or any of its affiliates; and (iv) Common Shares from awards exercised for or settled in vested and nonforfeitable Common Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. However, Common Shares withheld for payment of taxes will not again be available for issuance as awards under the 2026 Incentive Plan.

●

Adjustments. In the event of any share dividend, share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Common Shares or any other change affecting the Common Shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to the aggregate number of Common Shares that it may issue under the 2026 Incentive Plan and the number of Common Shares and other terms or limitations applicable to outstanding awards.

●	Share Price. On February 25, 2026, the closing price of Farmers’ Common Shares on NASDAQ was $13.32.

Effect of Termination of Employment or Service

●

Death; Disability or Retirement. Except as otherwise specified in the related award agreement, or as subsequently determined by the Compensation Committee, in the event of a participant’s death, disability or retirement, as such terms are defined in the 2026 Incentive Plan, all unvested awards shall vest in full, and, if the award was a performance-based award, as though the applicable performance criteria were achieved at the “target” level of performance.

●	Termination for Cause. If a participant is terminated for cause, as such term is defined in the 2026 Incentive Plan, all awards shall terminate and be forfeited as of the date of termination.

●

Other Terminations. The Compensation Committee shall determine the extent to which an award shall vest and the extent to which a participant shall have the right to receive settlement of the award on or following the participant’s termination of employment or service for any reason other than due to the participant’s death, disability, retirement or termination for cause. Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the related award agreement, need not be uniform among all awards granted under the 2026 Incentive Plan and may reflect distinctions based on the reasons for termination.

Change in Control

In the event of a change in control, as such term is defined in the 2026 Incentive Plan, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding awards, including, without limitation: (i) the acceleration of vesting and/or settlement of an award; (ii) the payment of a cash amount in exchange for the cancellation of an award equal to the value of the consideration to be paid in the change in control to holders of the same number of Common Shares as the number of Common Shares underlying the award being cancelled, or, if no consideration is paid in the change in control, the fair market value of the Common Shares underlying the award being canceled; and/or (iii) the issuance of substitute awards that substantially preserve the value, rights and benefits of any awards affected by the change in control.

For purposes of the 2026 Incentive Plan, a change in control generally means the occurrence of any of the following:

●

any person or group becomes a direct or indirect beneficial owner of securities of the Company representing more than one-third of the combined voting power of the Company’s then outstanding securities; or

●

the merger or consolidation of the Company with another entity, and as a result of such merger or consolidation, less than two-thirds of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former shareholders of the Company; or

●

during any two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors at the beginning of the period.

With respect to the payment, exercise or settlement of any award that is subject to Section 409A of the Code (and for which no exception applies), a change in control must also constitute a change in control event within the meaning of Section 409A of the Code. If a participant has a change in control agreement with the Company or any of its affiliates, that definition of change in control will apply to the participant.

Except as otherwise provided in the related award agreement, in the event of a change in control, all unvested awards shall vest in full, and, if the award was granted subject to the attainment of performance criteria, as though the performance criteria were achieved at the “target” level of performance, at the time of the change in control.

Other Terms and Conditions

●

Transferability. Except as otherwise provided in a related award agreement, a participant may not sell, dispose of, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution.

●

No Rights as a Shareholder. Except as otherwise provided in the 2026 Incentive Plan or in a related award agreement, a participant will not have any rights as a shareholder with respect to Common Shares covered by an award unless and until the participant becomes the record holder of such Common Shares.

●

Effective Date and Term. The 2026 Incentive Plan will become effective upon its approval by the shareholders and, unless earlier terminated, will continue until the tenth anniversary of the date of its approval by the Board of Directors. The termination of the 2026 Incentive Plan shall not preclude compliance with the terms of any awards outstanding on the termination date. After the effective date of the 2026 Incentive Plan, no more grants will be made under the 2022 Equity Incentive Plan.

Amendment or Termination

The Board of Directors or Compensation Committee may amend or terminate the 2026 Incentive Plan at any time, except that no amendment or termination may be made without shareholder approval if: (i) the amendment materially increases the benefits accruing to participants; (ii) the amendment materially increases the aggregate number of Common Shares authorized for grant under the 2026 Incentive Plan, excluding an increase in the number of shares that may be issued as a result of any share dividend, share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or any other change affecting the Common Shares; (iii) the amendment materially modifies the eligibility requirements for participation; or (iv) such approval is required by any law, regulation or stock exchange rule.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2026 Incentive Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the applicable U.S. federal income tax laws and regulations. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant is advised to consult with their tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2026 Incentive Plan.

●

Restricted Stock. Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when restricted stock is granted and Farmers will not receive a deduction at that time. Instead, a participant will recognize ordinary income equal to the fair market value of the Common Shares that the participant receives when the terms, conditions and restrictions of the restricted stock have been met (i.e., when the underlying Common Shares are either freely transferable or not subject to a substantial risk of forfeiture), and Farmers’ generally will be entitled to a deduction equal to this amount at the same time.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the restricted stock on the grant date, and Farmers will be entitled to a deduction equal to this amount at the same time. The participant will not recognize income when (and if) the terms, conditions and restrictions of the restricted stock are met.

●

Stock Units. A participant generally will not recognize taxable income when a stock unit is granted and Farmers will not be entitled to a deduction at such time. Instead, a participant will recognize taxable income equal to the fair market value of Common Shares or cash delivered, in each case, when the stock unit is settled and Farmers generally will be entitled to a deduction equal to this amount at the same time.

●

Share Awards. A participant will recognize ordinary income equal to the fair market value of the Common Shares subject to a share award on the grant date and Farmers generally will be entitled to a deduction equal to this amount at that time.

●

Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose certain penalties on “excess parachute payments.” An excess parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Code) in connection with a change in control in an amount equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount.” The excess parachute payment is the amount by which the payments exceed the participant’s base amount. Excess parachute payments subject the disqualified individual to a 20% excise tax. This tax is in addition to other federal, state and local income, wage and employment taxes. Farmers may not deduct the amount of any excess parachute payment. Generally, any payments under the 2026 Incentive Plan that may be subject to the loss of deduction or excise tax imposed by Sections 280G or 4999 of the Code will be reduced to the maximum amount that can be paid without resulting in a loss of deduction or the imposition of an excise tax.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2026 Incentive Plan. Because awards under the 2026 Incentive Plan will be discretionary, no awards are determinable at this time.

Prior Equity Compensation Plan Information

Information with respect to the Common Shares issuable under Farmers’ 2022 Equity Incentive Plan as of December 31, 2025 is set forth in the table under the “Equity Compensation Plan Information” portion of this proxy statement.

The Board of Directors will not make any more grants of awards under our 2022 Equity Incentive Plan between the date of this proxy statement and the Annual Meeting.

Vote Required

For the adoption and approval of the 2026 Incentive Plan, the affirmative vote of the holders of a majority of the Common Shares present, represented and entitled to vote at the Annual Meeting will be required for approval. Broker non-votes will not be counted for the purpose of determining whether Proposal Four has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Four and, thus, will have the same effect as a vote against Proposal Four.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2026 INCENTIVE PLAN

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Commission has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding”, would permit the Company to send: (a) a single annual report and/or a single proxy statement, or (b) a single Notice of Internet Availability of Proxy Materials to any household at which two or more registered shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) must consent to the householding process in accordance with applicable Commission rules. The householding procedure reduces the volume of duplicate information shareholders receive and reduces the Company’s expenses. The Company may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, as applicable, by contacting the Shareholder Relations at Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406, Attention: Investor Relations or by calling (330) 533-5127.

Many broker/dealers and other holders of record have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement, the Company’s Annual Report or the Notice of Internet Availability of Proxy Materials and/or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

INCORPORATION BY REFERENCE

The Audit Committee Report and the Compensation Committee Report in this proxy statement are not deemed filed with the Commission and shall not be deemed incorporated by reference into any prior or future filings made by Farmers under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

TROY ADAIR

Senior Executive Vice President, Chief Financial Officer and Secretary

Canfield, Ohio

March 16, 2026

APPENDIX A

FARMERS NATIONAL BANC CORP.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income, Diluted EPS and Return on Average Assets, Excluding Certain Items

December 31,	2025
Net income	$54,586
Acquisition and core conversion related costs – after tax	2,666
Acquisition related provision – after tax	0
Employee severance – after tax	0
Lawsuit settlement expense – after tax	0
Net (gain) on commercial loan sale – after tax	0
Net loss (gain) on asset/security sales – tax equated	1,793
Net income – adjusted	$59,045

Diluted EPS excluding merger and certain items	$1.57
Return on Average Assets excluding merger and certain items	1.14%

Reconciliation of Efficiency Ratio, Excluding Certain Items

December 31,	2025
Net interest income – tax equated	$144,984
Noninterest income	46,130
Net (gain) on commercial loan sale	0
Net loss (gain) on asset/security sales	2,269
Net interest income and noninterest income adjusted	193,383
Noninterest expense less intangible amortization	113,560
Legal settlement expense	0
Employee severance	0
Acquisition and core conversion related costs	4,048
Noninterest income adjusted	109,512
Efficiency ratio excluding certain items	56.63%

A-1

APPENDIX B

FARMERS’ NATIONAL BANC CORP. 2026 EQUITY INCENTIVE PLAN

[To be attached]

FARMERS NATIONAL BANC CORP.

2026 EQUITY INCENTIVE PLAN

The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE I

DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1         “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2         “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3         “Award” shall mean any Restricted Stock, Stock Unit, Performance-Based Award or Share Award granted pursuant to the Plan.

1.4         “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5         “Board” shall mean the Board of Directors of the Company.

1.6         “Cause” shall mean, with respect to any Participant, “Cause” as defined in the Company’s or its Affiliate’s severance policy covering the Participant, or, if no such severance policy exists or such severance policy does not include a definition of “Cause,” then “Cause” shall mean “Cause” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Cause,” then “Cause” shall mean the Participant’s: (a) commission of any intentional, reckless, or grossly negligent act which may result in material injury to the good will, business or business reputation of the Company or any Affiliate; (b) participation in any fraud, dishonesty, theft, conviction of a crime, or unethical business conduct; (c) violation of any written policy, rule, regulation or covenant with respect to non-competition, non-solicitation, non-disparagement, cooperation or otherwise with respect to the Company or any Affiliate; or (d) failure to adequately perform the Participant’s job duties or to follow lawful and ethical directions provided to the Participant, which failure, if amenable to cure, has not been cured in all material respects within twenty (20) days after receiving notice of such failure from the Company or any Affiliate.

1.7         “Change in Control” shall mean “Change in Control” as defined in the Change in Control Agreement by and between the Participant and the Company or any Affiliate, or, if the Participant is not a party to a Change in Control Agreement with the Company or an Affiliate, then “Change in Control” shall mean “Change in Control” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Change in Control,” then “Change in Control” shall mean the occurrence of any of the following:

(a)          any person (as defined in Act) becomes a direct or indirect beneficial owner of securities of the Company representing more than one-third of the combined voting power of the Company’s then outstanding securities; or

(b)          the merger or consolidation of the Company with another entity, and as a result of such merger or consolidation, less than two-thirds of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former shareholders of the Company; or

(c)          during any two (2) consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors at the beginning of the period.

Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code (and for which no exception applies), a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting a Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

1.8         “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.9         “Committee” shall mean the Compensation Committee of the Board, which will be comprised of at least two (2) directors, each of whom is a “non-employee” director within the meaning of Rule 16b-3 under the Act and as “independent” as required by Nasdaq or any security exchange on which the Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section or listing requirement at the time of determination.

1.10         “Company” shall mean Farmers National Banc Corp., an Ohio corporation, and any successor thereto.

1.11         “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.

1.12         “Disability” shall mean:

(a)         with respect to the payment or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies), (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant’s employer, or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(b)         with respect to the payment or settlement of any Award not described in subsection (a) of this Section 1.12, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform the Participant’s duties, which is expected to be permanent or for an indefinite duration longer than twelve (12) months.

1.13         “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.14         “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a)         If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(b)         If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

(c)         If neither (a) nor (b) applies, (i) with respect to any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.15         “Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in the Company’s or its Affiliate’s severance policy covering the Participant, or, if no such severance policy exists or such severance policy does not include a definition of “Good Reason,” then “Good Reason” shall mean “Good Reason” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following without the Participant’s consent (provided the Company or Affiliate does not fully cure the effect of such event within thirty (30) days following its receipt of written notice of such event from the Participant): (a) a material diminution in the Participant’s base salary; (b) a substantial diminution in the Participant’s duties, authorities or responsibilities; or (c) a material change in the geographic location at which the Participant must perform services. Notwithstanding the foregoing, Good Reason shall cease to exist for an event on the ninetieth (90th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice of such event prior to such date.

1.16         “Participant” shall mean an Employee or Director who is granted an Award under the Plan.

1.17         “Performance-Based Award” shall mean an Award described in Article VIII of the Plan.

1.18         “Performance Criteria” shall mean any of the following: (a) revenue; (b) net earnings or net income (before or after taxes); (c) earnings per share; (d) deposit or asset growth; (e) net operating income; (f) return measures (including return on assets and equity); (g) fee income; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) interest spread; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total shareholder return); (l) expense targets; (m) credit quality; (n) efficiency ratio; (o) market share; (p) customer satisfaction; (q) asset quality measures (e.g., Texas Ratio, ALLL); (r) net income after cost of capital (NIACC); (s) strategic objectives (including branding, mergers and acquisitions, succession management, dynamic market response, new product build out, expense reduction initiatives, risk management and regulatory compliance); or (t) such other measures as the Committee may select from time to time.

1.19         “Plan” shall mean the Farmers National Banc Corp. 2026 Equity Incentive Plan, as set forth herein and as may be amended from time to time.

1.20           “Prior Plan” shall mean the Farmers National Banc Corp. 2022 Equity Incentive Plan.

1.21         “Restricted Stock” shall mean an Award granted pursuant to Article V of the Plan under which a Participant is granted a specified number of Shares which are subject to specified restrictions on vesting and transferability.

1.22         “Retirement” shall mean, with respect to an Employee, termination (other than for Cause) after attaining either age fifty-five (55) with at least ten (10) years of service with the Company and its Affiliates or age sixty-two (62) with at least five (5) years of service with the Company and its Affiliates, unless another definition is provided in the related Award Agreement.

1.23         “Shares” shall mean the common shares, without par value, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.24         “Share Award” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is granted an award of unrestricted Shares.

1.25         “Stock Unit” shall mean an Award granted pursuant to Article VI of the Plan under which a Participant is granted the right to receive a specified number of Shares or a cash payment equal to the Fair Market Value of a specified number of Shares in the future, which right is subject to specific restrictions on vesting and transferability.

ARTICLE II

SHARES SUBJECT TO THE PLAN

2.1         Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. Any Shares that are not subject to an award under the Prior Plan as of the effective date of the Plan shall no longer be eligible to be issued. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II, the number of Shares available for issuance under the Plan shall be reduced by one Share for each Share subject to a grant of an Award and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2.

2.2         Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that, by its terms, may be settled only in cash; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company or other entity to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company or other entity and the Company or any of its Affiliates; and (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, no Shares covered by an Award that are withheld to satisfy any applicable taxes shall again be available for issuance as Awards under the Plan.

2.3         Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate the number of Shares that may be issued under the Plan; and (b) the number of Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.3 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

ARTICLE III

ADMINISTRATION

3.1         In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan; and (e) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2         Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate: (a) any duties that it is required to discharge to comply with applicable law; or (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act.

ARTICLE IV

ELIGIBILITY

Any Employee or Director selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that the maximum aggregate Fair Market Value of Shares associated with any Award made under the Plan in any calendar year to any one Director shall be One Hundred Thousand Dollars ($100,000).

ARTICLE V

RESTRICTED STOCK

5.1         Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2         Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

5.3         Terms, Conditions and Restrictions.

(a)         The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock.

(b)         To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c)         Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

5.4         Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a)         Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b)         Unless otherwise provided in the related Award Agreement, (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that any such dividends or other distributions shall be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid, and therefore shall not be paid to a Participant until the conditions upon which the restrictions on the Shares of Restricted Stock lapse.

ARTICLE VI

STOCK UNITS

6.1         Grant of Stock Units. Subject to the terms and conditions of the Plan, Participants may be granted Stock Units in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2         Award Agreement. Each Award of Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Stock Units will lapse, the time at and form in which the Stock Units will be settled, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

6.3         Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Award of Stock Units as it may deem advisable, including, without limitation, conditions and/or restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based conditions and/or restrictions or holding requirements or sale conditions and/or restrictions placed on the Shares by the Company upon vesting and/or settlement of such Stock Units.

6.4    Form of Settlement. An Award of Stock Units may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

6.5    Dividend Equivalents. Awards of Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any such dividend equivalents shall be subject to the same terms and conditions as the Stock Units with respect to which they are earned and accrued, and therefore shall not be paid to a Participant until the conditions upon which the restrictions on the Stock Units lapse and the Stock Units are settled upon vesting. In no event will a Participant have any voting rights with respect to Shares underlying Stock Units.

ARTICLE VII

SHARE AWARDS

Subject to the terms and conditions of the Plan, Share Awards consisting of unrestricted Shares may be granted to Participants upon such terms and conditions as shall be determined by the Committee in its sole discretion, up to the maximum aggregate number of Shares set forth in Section 13.3.

ARTICLE VIII

PERFORMANCE-BASED AWARDS

8.1         In General. Notwithstanding anything in the Plan to the contrary, any Award may be granted as a Performance-Based Award. As determined by the Committee in its sole discretion, the grant, vesting and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Performance-Based Award must meet the requirements of this Article VIII. Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

8.2         Modifying Performance-Based Awards. Performance goals relating to Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.

8.3         Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount otherwise payable based on the satisfaction of the performance goals and other material terms of the Performance-Based Award.

ARTICLE IX

TERMINATION OF EMPLOYMENT OR SERVICE

9.1         Death; Disability; Retirement. Unless otherwise specified in the Award Agreement, or as subsequently determined by the Committee (but only to the extent permitted under Section 409A of the Code, if applicable), a Participant shall vest in all Awards in full (and, if the Award was granted subject to the attainment of performance goals as though the performance goals were achieved at the “target” level of performance) in the event of a Participant’s death, Disability or Retirement.

9.2         Termination for Cause. A Participant shall forfeit all Awards in the event that the Participant is terminated for Cause.

9.3         Other Terminations. The Committee shall determine the extent to which an Award shall vest and the extent to which the Participant shall have the right to receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any of its Affiliates for any reason other than set forth in Sections 9.1 or 9.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.

ARTICLE X

CHANGE IN CONTROL

10.1         Rights in the Event of a Change in Control. The Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of a Change in Control. Such actions may include, without limitation: (a) the acceleration of the vesting and/or settlement of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award equal to the value of the consideration to be paid in the Change in Control to holders of the same number of Shares as the number of Shares underlying the Award being cancelled (or, if no consideration is paid in the Change in Control, the Fair Market Value of the Shares underlying the Award being canceled); and/or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

10.2         Effect of a Change in Control. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, a Participant shall vest at the time of the Change in Control in all unvested Awards in full (and, if the Award was granted subject to the attainment of performance goals as though the performance goals were achieved at the “target” level of performance).

10.3         Golden Parachute Limitations. Except as otherwise provided in any other written agreement between the Company or any Affiliate and a Participant, including any Award Agreement, if the sum of the amounts payable under the Plan and those provided under all other plans, programs or agreements between the Participant and the Company or any Affiliate constitutes a “parachute payment” as defined in Section 280G of the Code, the Company will reduce any payments to the minimum extent necessary to avoid the imposition of an excise tax under Section 4999 of the Code or a loss of deduction under Section 280G of the Code. Any reduction pursuant to this Section 10.3 shall be made in compliance with Section 409A of the Code.

ARTICLE XI

AMENDMENT OR TERMINATION OF THE PLAN

The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.3), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

ARTICLE XII

TRANSFERABILITY

12.1         Awards Not Transferable. Except as described in Section 12.2 or as provided in a related Award Agreement, an Award may not be sold, disposed of, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution Notwithstanding any provision contained in this Article XII, no Award may be transferred by a Participant for value or consideration.

12.2         Beneficiary Designation. Unless otherwise specifically designated by the Participant in writing on a form provided by the Company, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XIII

MISCELLANEOUS

13.1         No Right to Continue Services or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee or Director at any time. In addition, no Employee or Director shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

13.2         Tax Withholding.

(a)         The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the settlement of an Award, (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being settled at the time the taxable event arises, or (iv) collected directly from the Participant.

(b)         Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined sufficient to satisfy the minimum tax withholding requirements attributable to such event; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

13.3         Minimum Vesting Period. The minimum vesting period for any Award other than a Share Award granted pursuant to Article VII shall be one (1) year. Notwithstanding the preceding sentence: (a) the Committee may provide for the acceleration of vesting of all or a portion of an Award in the event of a Participant’s death, Disability, or Retirement or, to the extent provided in Article X, in the event of a Change in Control; and (b) the Committee may grant Awards, including Share Awards, covering up to five percent (5%) of the aggregate number of Shares available for issuance pursuant to Section 2.1 without regarding to the minimum vesting period.

13.4         Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange or other recognized market or quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or national securities exchange or other recognized market or quotation system that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

13.5         Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any national securities exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 13.5.

13.6         Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any national securities exchange or other recognized market or quotation system.

13.7         Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflict of law principles.

13.8         No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

13.9         Rights as a Shareholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

13.10         Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13.11         Section 409A of the Code.

(a)          Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A of the Code but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly.

(b)          If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six (6) months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service (or, if earlier, the Participant’s date of death).

(c)         Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

13.12         Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.13         Recoupment. All Awards granted under the Plan shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under applicable law.

ARTICLE XIV

EFFECTIVE DATE AND TERM OF THE PLAN

The Plan shall become effective upon its approval by the Company’s shareholders. No Awards may be granted under the Plan after the tenth anniversary of the date the Plan was approved by the Board. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the effective date of the Plan, no more grants will be made under the Prior Plan.

FARMERS
NATIONAL BANC CORP.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at
www.envisionreports.com/FMNB

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

Nominee	For	Withhold
01 - Gregory C. Bestic	☐	☐
02 - Kevin J. Helmick	☐	☐
03 - Neil J. Kaback	☐	☐
04 - Terry A. Moore	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F

04BPNC

The 2026 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held on April 16, 2026 at 10:00 A.M., Eastern Time, virtually via the internet at meetnow.global/M554R27.

To access the virtual meeting, you must have the Control number that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Notice & Proxy Statement, 2025 Annual Report to Shareholders with Form 10-K is/are available at **www.envisionreports.com/FMNB**

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FMNB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — FARMERS NATIONAL BANC CORP.

FARMERS NATIONAL BANC CORP.
ANNUAL MEETING OF SHAREHOLDERS
April 16, 2026
via the Internet at meetnow.global/M554R27
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Troy Adair and Amber Wallace Soukenik, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of Farmers National Banc Corp. on Thursday, April 16, 2026, at 10:00 A.M., Eastern Time, and any adjournment(s) and postponement(s) thereof with all powers that the undersigned would possess personally present with respect to the proposal(s) set forth on the reverse side hereof.

IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND "FOR" THE APPROVAL OF PROPOSALS TWO, THREE AND FOUR. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM FARMERS NATIONAL BANC CORP. PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF MEETING AND A PROXY STATEMENT.

Continued and to be signed on reverse side

C **Non-Voting Items**

Change of Address — Please print new address below.

FARMERS
NATIONAL BANC CORP.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

Nominee	For	Withhold
01 - Gregory C. Bestic	☐	☐
02 - Kevin J. Helmick	☐	☐
03 - Neil J. Kaback	☐	☐
04 - Terry A. Moore	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

04BPRB

The 2026 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held on April 16, 2026 at 10:00 A.M., Eastern Time, virtually via the internet at meetnow.global/M554R27.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Notice & Proxy Statement, 2025 Annual Report to Shareholders with Form 10-K is/are available at
www.edocumentview.com/FMNB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — FARMERS NATIONAL BANC CORP.

FARMERS NATIONAL BANC CORP.
ANNUAL MEETING OF SHAREHOLDERS
April 16, 2026
via the Internet at meetnow.global/M554R27
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Troy Adair and Amber Wallace Soukenik, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of Farmers National Banc Corp. on Thursday, April 16, 2026, at 10:00 A.M., Eastern Time, and any adjournment(s) and postponement(s) thereof with all powers that the undersigned would possess personally present with respect to the proposal(s) set forth on the reverse side hereof.

IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND "FOR" THE APPROVAL OF PROPOSALS TWO, THREE AND FOUR. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM FARMERS NATIONAL BANC CORP. PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF MEETING AND A PROXY STATEMENT.

Continued and to be signed on reverse side